Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
For the Quarter Ended December 31, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
Fourth Quarter 2014
NYSE: FCEA, FCEB
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2014 and other factors that might cause differences, some of which could be material, include, but are not limited to, our conversion to REIT status, our ability to qualify or to remain qualified as a REIT, realizing the anticipated benefits to shareholders if we successfully elect REIT status, the impact of complying with REIT qualification requirements, the amount and timing of any future distributions including those that we would be required to make as a REIT, the impact of issuing equity, debt or both to satisfy our E&P Distribution and other REIT conversion costs, the impact of covenants that could prevent us from satisfying REIT distribution requirements, our lack of experience operating as a REIT if we successfully convert, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts and other armed conflicts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, the ability to sell all or a portion of our ownership interests in a professional sports team and arena, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have $8.8 billion of consolidated assets in 24 states and the District of Columbia at December 31, 2014. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
We operate through three strategic business units, which represent four reportable operating segments (collectively, the "Real Estate Groups"):

•
Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment ("Arena").

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Brooklyn Nets (the "Nets"), a member of the National Basketball Association ("NBA").
REIT Conversion
On January 13, 2015, we announced our Board of Directors approved a plan to pursue conversion to real estate investment trust ("REIT") status. We expect to elect REIT status for our taxable year beginning January 1, 2016, subject to business conditions, the completion of related preparatory work and obtaining necessary third-party consents.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-K for the year ended December 31, 2014. This supplemental package contains information prepared in accordance with generally accepted accounting principles ("GAAP") under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
Due to the change of our fiscal year-end to December 31 from January 31, effective December 31, 2013, the financial and operating information for the three months and full year ended December 31, 2013 are presented to allow for comparison between periods.
Consolidation Methods
In line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity ("VIE"), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.
FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, Operating FFO bridges, retail and office lease expirations, retail and office significant tenants, our development pipeline and a summary of our military housing projects. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three months and years ended December 31, 2014 and 2013.
We believe occupancy data, retail and office lease expirations, contractual rent, significant retail and office tenants, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period-to-period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
JeffreyFrericks@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,470,813	$370,855	$1,060,830	$3,160,788
Commercial
Retail centers	1,747,127	—	1,654,140	3,401,267
Office buildings	2,584,854	107,656	262,524	2,739,722
Arena	940,029	579,518	—	360,511
Corporate and other equipment	10,738	—	—	10,738
Total completed rental properties	7,753,561	1,058,029	2,977,494	9,673,026
Projects under construction
Residential	176,148	96,567	27,069	106,650
Commercial
Retail centers	—	—	—	—
Office buildings	8,940	—	42,923	51,863
Total projects under construction	185,088	96,567	69,992	158,513
Projects under development
Operating properties	29,187	—	12,589	41,776
Residential	139,923	22,769	196,277	313,431
Commercial
Retail centers	33,807	—	4,014	37,821
Office buildings	89,952	8,791	3,180	84,341
Total projects under development	292,869	31,560	216,060	477,369
Total projects under construction and development	477,957	128,127	286,052	635,882
Land inventory	97,469	5,351	8,537	100,655
Total Real Estate	8,328,987	1,191,507	3,272,083	10,409,563
Less accumulated depreciation	(1,555,965)	(106,096)	(680,584)	(2,130,453)
Real Estate, net	6,773,022	1,085,411	2,591,499	8,279,110
Cash and equivalents	326,518	41,062	79,716	365,172
Restricted cash	266,530	30,484	125,680	361,726
Notes and accounts receivable, net	419,038	26,052	59,786	452,772
Investments in and advances to unconsolidated entities	620,466	(105,718)	(605,009)	121,175
Lease and mortgage procurement costs, net	173,104	24,061	81,617	230,660
Prepaid expenses and other deferred costs, net	112,484	12,635	14,702	114,551
Intangible assets, net	123,778	17,554	16,436	122,660
Total Assets	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,376,329	$202,112	$740,668	$1,914,885
Commercial
Retail centers	638,310	—	1,252,645	1,890,955
Office buildings	1,642,913	72,277	247,424	1,818,060
Arena	457,055	310,381	—	146,674
Total completed rental properties	4,114,607	584,770	2,240,737	5,770,574
Projects under construction
Residential	61,905	4,266	1,293	58,932
Commercial
Retail centers	—	—	—	—
Office buildings	29,422	—	23,370	52,792
Total projects under construction	91,327	4,266	24,663	111,724
Projects under development
Operating properties	—	—	—	—
Residential	32,267	—	97,467	129,734
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,267	—	97,467	129,734
Total projects under construction and development	123,594	4,266	122,130	241,458
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,238,201	589,036	2,371,447	6,020,612
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	110,108	26,866	34,557	117,799
Operating accounts payable and accrued expenses	634,541	71,262	162,154	725,433
Accrued derivative liability	102,362	—	7,755	110,117
Total Accounts payable, accrued expenses and other liabilities	847,011	98,128	204,466	953,349
Cash distributions and losses in excess of investments in unconsolidated entities	211,493	(21,775)	(211,486)	21,782
Deferred income taxes	482,474	—	—	482,474
Total Liabilities	6,479,179	665,389	2,364,427	8,178,217
Redeemable Noncontrolling Interest	183,038	183,038	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,776,793	—	—	1,776,793
Accumulated other comprehensive loss	(58,846)	—	—	(58,846)
Total Shareholders’ Equity	1,717,947	—	—	1,717,947
Noncontrolling interest	434,776	283,114	—	151,662
Total Equity	2,152,723	283,114	—	1,869,609
Total Liabilities and Equity	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,800,946	$22,962	$1,071,445	$2,849,429
Commercial
Retail centers	1,848,072	—	1,694,443	3,542,515
Office buildings	2,713,461	107,314	272,577	2,878,724
Arena	933,353	577,275	—	356,078
Corporate and other equipment	11,401	—	—	11,401
Total completed rental properties	7,307,233	707,551	3,038,465	9,638,147
Projects under construction
Residential	260,579	95,019	64,305	229,865
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	13,001	13,001
Total projects under construction	260,579	95,019	77,306	242,866
Projects under development
Operating properties	17,474	—	3,560	21,034
Residential	144,313	20,841	6,049	129,521
Commercial
Retail centers	27,284	—	3,461	30,745
Office buildings	85,829	14,259	3,110	74,680
Total projects under development	274,900	35,100	16,180	255,980
Total projects under construction and development	535,479	130,119	93,486	498,846
Land inventory	128,688	6,575	7,705	129,818
Total Real Estate	7,971,400	844,245	3,139,656	10,266,811
Less accumulated depreciation	(1,469,328)	(61,112)	(690,053)	(2,098,269)
Real Estate, net	6,502,072	783,133	2,449,603	8,168,542
Cash and equivalents	280,206	26,179	57,704	311,731
Restricted cash and escrowed funds	347,534	82,505	80,244	345,273
Notes and accounts receivable, net	455,561	37,482	51,800	469,879
Investments in and advances to unconsolidated entities	447,165	(247,642)	(423,838)	270,969
Lease and mortgage procurement costs, net	167,487	19,583	91,599	239,503
Prepaid expenses and other deferred costs, net	142,465	14,951	12,038	139,552
Intangible assets, net	105,364	—	16,812	122,176
Development project held for sale	504,171	137,341	—	366,830
Total Assets	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,151,183	$18,771	$815,368	$1,947,780
Commercial
Retail centers	866,022	—	1,327,956	2,193,978
Office buildings	1,711,904	73,966	229,288	1,867,226
Arena	450,560	305,489	—	145,071
Total completed rental properties	4,179,669	398,226	2,372,612	6,154,055
Projects under construction
Residential	135,517	42,569	31,059	124,007
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	135,517	42,569	31,059	124,007
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,320	—	—	31,320
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,320	—	—	36,320
Total projects under construction and development	171,837	42,569	31,059	160,327
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,351,506	440,795	2,412,251	6,322,962
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	132,008	34,922	16,669	113,755
Operating accounts payable and accrued expenses	576,805	73,535	165,378	668,648
Accrued derivative liability	123,107	25	7,299	130,381
Total Accounts payable, accrued expenses and other liabilities	831,920	108,482	189,346	912,784
Cash distributions and losses in excess of investments in unconsolidated entities	256,843	(27,049)	(265,635)	18,257
Deferred income taxes	485,894	—	—	485,894
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	168,331
Total Liabilities	6,854,163	581,897	2,335,962	8,608,228
Redeemable Noncontrolling Interest	171,743	171,743	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,716,788	—	—	1,716,788
Accumulated other comprehensive loss	(76,582)	—	—	(76,582)
Total Shareholders’ Equity	1,640,206	—	—	1,640,206
Noncontrolling interest	285,913	99,892	—	186,021
Total Equity	1,926,119	99,892	—	1,826,227
Total Liabilities and Equity	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$135,947	$5,098	$74,568	$—	$205,417
Tenant recoveries	28,889	1,784	16,017	—	43,122
Service and management fees	14,469	228	2,049	—	16,290
Parking and other	15,493	(442)	5,590	—	21,525
Arena	31,727	14,230	—	—	17,497
Land sales	17,735	1,574	149	—	16,310
Subsidized Senior Housing	—	—	12,005	—	12,005
Military Housing	7,875	—	1,384	—	9,259
Total revenues	252,135	22,472	111,762	—	341,425
Expenses
Property operating and management	101,044	4,494	26,903	—	123,453
Real estate taxes	19,192	971	9,015	—	27,236
Ground rent	2,922	88	3,656	—	6,490
Arena operating	20,697	9,007	—	—	11,690
Cost of land sales	6,376	404	—	—	5,972
Subsidized Senior Housing operating	—	—	7,880	—	7,880
Military Housing operating	1,265	—	770	—	2,035
Corporate general and administrative	15,733	—	—	—	15,733
	167,229	14,964	48,224	—	200,489
Depreciation and amortization	60,628	4,915	24,419	—	80,132
Write-offs of abandoned development projects and demolition costs	266	—	—	—	266
Impairment of real estate	146,300	261	3,124	—	149,163
Total expenses	374,423	20,140	75,767	—	430,050
Operating income (loss)	(122,288)	2,332	35,995	—	(88,625)
Interest and other income	8,806	2,180	590	—	7,216
Net loss on disposition of partial interest in development project	(708)	—	—	—	(708)
Net gain on disposition of full or partial interests in rental properties	30,894	—	2,346	—	33,240
Net gain on change in control of interests	227,901	—	—	—	227,901
Interest expense	(55,488)	(6,788)	(28,432)	—	(77,132)
Amortization of mortgage procurement costs	(2,551)	(394)	(820)	—	(2,977)
Loss on extinguishment of debt	(252)	(11)	(3,759)	—	(4,000)
Earnings (loss) before income taxes	86,314	(2,681)	5,920	—	94,915
Income tax expense (benefit)
Current	(4,061)	—	—	1,355	(2,706)
Deferred	30,246	—	—	(1,355)	28,891
	26,185	—	—	—	26,185

Earnings (loss) from unconsolidated entities, gross of tax	6,365	(16)	(5,920)	—	461
Net earnings	66,494	(2,697)	—	—	69,191
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	2,697	2,697	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$69,191	$—	$—	$—	$69,191

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Year Ended December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$526,966	$16,189	$284,597	$4,015	$799,389
Tenant recoveries	118,035	7,018	71,547	1,377	183,941
Service and management fees	50,522	323	7,456	—	57,655
Parking and other	53,765	358	22,232	36	75,675
Arena	116,695	52,650	—	—	64,045
Land sales	68,102	6,548	2,837	1,601	65,992
Subsidized Senior Housing	—	—	47,077	—	47,077
Military Housing	31,967	1,358	5,605	—	36,214
Total revenues	966,052	84,444	441,351	7,029	1,329,988
Expenses
Property operating and management	384,119	10,612	110,130	2,539	486,176
Real estate taxes	78,637	3,375	36,871	(667)	111,466
Ground rent	9,387	358	13,686	—	22,715
Arena operating	76,096	33,812	—	—	42,284
Cost of land sales	23,457	1,928	990	1,142	23,661
Subsidized Senior Housing operating	—	—	30,822	—	30,822
Military Housing operating	11,481	1,311	3,071	—	13,241
Corporate general and administrative	51,116	—	—	—	51,116
	634,293	51,396	195,570	3,014	781,481
Depreciation and amortization	230,466	19,165	88,923	986	301,210
Write-offs of abandoned development projects and demolition costs	1,655	—	—	—	1,655
Impairment of real estate	277,095	261	3,124	—	279,958
Total expenses	1,143,509	70,822	287,617	4,000	1,364,304
Operating income (loss)	(177,457)	13,622	153,734	3,029	(34,316)
Interest and other income	42,780	3,681	883	—	39,982
Net loss on disposition of partial interest in development project	(20,298)	(3,379)	—	—	(16,919)
Net gain on disposition of full or partial interests in rental properties	30,281	27	52,421	28,042	110,717
Net gain on change in control of interests	230,660	—	—	—	230,660
Interest expense	(234,405)	(26,769)	(110,195)	(5,538)	(323,369)
Amortization of mortgage procurement costs	(8,518)	(687)	(3,217)	(41)	(11,089)
Loss on extinguishment of debt	(1,179)	(48)	(3,743)	(448)	(5,322)
Earnings (loss) before income taxes	(138,136)	(13,553)	89,883	25,044	(9,656)
Income tax expense (benefit)
Current	4,931	—	—	5,030	9,961
Deferred	(22,127)	—	—	7,052	(15,075)
	(17,196)	—	—	12,082	(5,114)
Earnings (loss) from unconsolidated entities, gross of tax	86,908	78	(89,883)	—	(3,053)
Earnings (loss) from continuing operations	(34,032)	(13,475)	—	12,962	(7,595)
Discontinued operations, net of tax
Operating loss from rental properties	(1,844)	(8)	—	1,836	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
	13,012	50	—	(12,962)	—
Net loss	(21,020)	(13,425)	—	—	(7,595)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	13,475	13,475	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	13,425	13,425	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(7,595)	$—	$—	$—	$(7,595)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$134,046	$4,133	$75,987	$6,844	$212,744
Tenant recoveries	25,873	1,458	18,441	3,016	45,872
Service and management fees	18,874	49	1,673	90	20,588
Parking and other	13,105	310	6,664	200	19,659
Arena	35,188	15,888	—	—	19,300
Land sales	13,932	1,369	—	1,425	13,988
Subsidized Senior Housing	—	—	11,724	—	11,724
Military Housing	16,863	3,802	1,389	—	14,450
Total revenues	257,881	27,009	115,878	11,575	358,325
Expenses
Property operating and management	102,318	2,249	28,525	2,440	131,034
Real estate taxes	22,436	708	9,284	3,096	34,108
Ground rent	1,656	87	2,953	—	4,522
Arena operating	21,122	9,290	—	—	11,832
Cost of land sales	5,570	528	5	1,425	6,472
Subsidized Senior Housing operating	—	—	7,574	—	7,574
Military Housing operating	10,024	3,441	1,000	—	7,583
Corporate general and administrative	9,845	—	—	—	9,845
	172,971	16,303	49,341	6,961	212,970
Depreciation and amortization	59,672	5,260	21,655	2,792	78,859
Write-offs of abandoned development projects and demolition costs	36,222	13	—	—	36,209
Impairment of real estate	420,176	62,909	—	69,843	427,110
Net gain on land held for divestiture activity	(173)	—	(578)	—	(751)
Total expenses	688,868	84,485	70,418	79,596	754,397
Operating income (loss)	(430,987)	(57,476)	45,460	(68,021)	(396,072)

Interest and other income	18,205	3,945	97	46	14,403
Net gain (loss) on disposition of full or partial interests in rental properties	109,533	—	35,659	(2,511)	142,681
Interest expense	(62,547)	(6,590)	(28,983)	(2,047)	(86,987)
Amortization of mortgage procurement costs	(1,785)	(147)	(778)	(54)	(2,470)
Loss on extinguishment of debt	(13,879)	—	(5)	—	(13,884)
Earnings (loss) before income taxes	(381,460)	(60,268)	51,450	(72,587)	(342,329)
Income tax expense (benefit)
Current	1,948	—	—	(5,880)	(3,932)
Deferred	(107,548)	—	—	(22,192)	(129,740)
	(105,600)	—	—	(28,072)	(133,672)
Earnings from unconsolidated entities, gross of tax
Equity in earnings	52,008	141	(50,872)	—	995
Net gain on land held for divestiture activity	578	—	(578)	—	—
	52,586	141	(51,450)	—	995
Loss from continuing operations	(223,274)	(60,127)	—	(44,515)	(207,662)
Discontinued operations, net of tax
Operating loss from rental properties	(175)	(28)	—	147	—
Impairment of real estate	(42,756)	—	—	42,756	—
Loss on disposition of rental properties	(1,612)	—	—	1,612	—
	(44,543)	(28)	—	44,515	—
Net loss	(267,817)	(60,155)	—	—	(207,662)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	60,127	60,127	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	28	28	—	—	—
	60,155	60,155	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(207,662)	$—	$—	$—	$(207,662)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations - Year Ended December 31, 2013 (Unaudited)
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$583,629	$18,872	$269,127	$44,415	$878,299
Tenant recoveries	147,754	8,482	62,994	16,101	218,367
Service and management fees	61,322	189	5,444	195	66,772
Parking and other	53,575	1,293	23,824	1,096	77,202
Arena	111,458	50,314	—	—	61,144
Land sales	70,924	4,880	—	8,025	74,069
Subsidized Senior Housing	—	—	46,582	—	46,582
Military Housing	53,793	9,751	5,465	—	49,507
Total revenues	1,082,455	93,781	413,436	69,832	1,471,942
Expenses
Property operating and management	434,816	10,995	108,022	22,735	554,578
Real estate taxes	87,870	3,166	33,723	10,095	128,522
Ground rent	6,840	372	13,977	—	20,445
Arena operating	77,718	34,366	—	—	43,352
Cost of land sales	37,288	2,268	119	6,715	41,854
Subsidized Senior Housing operating	—	—	30,626	—	30,626
Military Housing operating	32,838	9,084	3,241	—	26,995
Corporate general and administrative	48,376	—	—	—	48,376
	725,746	60,251	189,708	39,545	894,748
Depreciation and amortization	296,150	18,880	75,541	14,340	367,151
Write-offs of abandoned development projects and demolition costs	53,234	13	—	—	53,221
Impairment of real estate	421,361	62,909	—	76,713	435,165
Net (gain) loss on land held for divestiture activity	(3,556)	5,308	(3,168)	—	(12,032)
Total expenses	1,492,935	147,361	262,081	130,598	1,738,253
Operating income (loss)	(410,480)	(53,580)	151,355	(60,766)	(266,311)

Interest and other income	55,587	5,386	488	309	50,998
Net gain on disposition of full or partial interests in rental properties	496,092	—	68,430	35,460	599,982
Net gain on change in control of interests	2,762	—	—	—	2,762
Interest expense	(309,379)	(27,904)	(102,706)	(13,305)	(397,486)
Amortization of mortgage procurement costs	(9,352)	(677)	(3,058)	(537)	(12,270)
Gain (loss) on extinguishment of debt	4,839	—	756	(36)	5,559
Earnings (loss) before income taxes	(169,931)	(76,775)	115,265	(38,875)	(16,766)
Income tax expense (benefit)
Current	(1,317)	—	—	6,836	5,519
Deferred	13,537	—	—	(18,391)	(4,854)
	12,220	—	—	(11,555)	665
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	108,688	(503)	(112,097)	—	(2,906)
Net gain on land held for divestiture activity	3,168	—	(3,168)	—	—
	111,856	(503)	(115,265)	—	(2,906)
Loss from continuing operations	(70,295)	(77,278)	—	(27,320)	(20,337)
Discontinued operations, net of tax
Operating earnings from rental properties	1,499	46	—	(1,453)	—
Impairment of real estate	(46,962)	—	—	46,962	—
Gain on disposition of rental properties	24,149	5,960	—	(18,189)	—
	(21,314)	6,006	—	27,320	—
Net loss	(91,609)	(71,272)	—	—	(20,337)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	77,278	77,278	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(6,006)	(6,006)	—	—	—
	71,272	71,272	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(20,337)	$—	$—	$—	$(20,337)
Preferred dividends	(185)	—	—	—	(185)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(20,522)	$—	$—	$—	$(20,522)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2014
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - December 31, 2014
Completed Rental Properties
	Q4 2014	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$34.1	$2.1	$36.2	$144.8	$(1,365.9)
Specialty Retail Centers	15.8	(2.3)	13.5	54.0	(525.1)
Subtotal Retail	$49.9	$(0.2)	$49.7	$198.8	$(1,891.0)
Office
Life Science	$11.8	$2.4	$14.2	$56.8	$(385.5)
New York	34.1	0.9	35.0	140.0	(1,198.6)
Central Business District	5.5	(0.8)	4.7	18.8	(84.8)
Suburban/Other	3.7	—	3.7	14.8	(149.1)
Subtotal Office	$55.1	$2.5	$57.6	$230.4	$(1,818.0)
Arena	$5.8	$3.2	$9.0	$35.8	$(146.7)
Residential Real Estate
Apartments, Core Markets	$27.6	$2.4	$30.0	$120.0	$(1,327.3)
Apartments, Non-Core Markets	9.5	1.5	11.0	44.0	(424.9)
Subsidized Senior Housing	4.2	(0.1)	4.1	16.4	(134.0)
Military Housing	7.9	(3.6)	4.3	17.0	(28.7)

Subtotal Rental Properties	$160.0	$5.7	$165.7	$662.4	$(5,770.6)
Other	(13.2)	4.4	(8.8)	(35.0)	—
Total Rental Properties	$146.8	$10.1	$156.9	$627.4	$(5,770.6)

Development Pipeline				Book Value (4)
Projects under construction				$158.5	$(111.7)
Projects under development				$477.4	$(129.7)
Land inventory				$100.7	$(8.6)
Other Tangible Assets
Cash and equivalents				$365.2
Restricted cash and escrowed funds				$361.7
Notes and accounts receivable, net (5)				$452.8
Net investments and advances to unconsolidated entities				$99.4
Prepaid expenses and other deferred costs, net				$114.6
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(700.0)
Less: convertible debt				$700.0
Construction payables				$(117.8)
Operating accounts payable and accrued expenses (6)				$(725.4)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended December 31, 2014 (in millions)				235.8

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2014 (continued)

(1)	Q4 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended December 31, 2014 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties and certain seasonality adjustments in the regional mall and specialty retail center product types. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of February 20, 2015
	(in millions)
Apartments:
Aster Conservatory Green	$49.5	$44.6	90%
Radian	$0.0	$65.0	68%; Retail: 100%
The Yards - Twelve12	$119.5	$119.5	78%; Retail: 96%
3700M	$0.0	$22.7	48%
2175 Market Street	$42.3	$10.6	78%; Retail: 100%
Winchester Lofts (Non-Core Market)	$62.8	$62.8	18%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	70%/80%

a)
NOI for the apartments in the table above is reflected at 5% of the pro-rata cost. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 931,000 square feet of leases that have been signed, representing 70% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 80%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q4 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments to the Q4 2014 NOI as follows:

d)
Due to temporary declines in occupancy at 88 Sidney Street (Life Science) and One Pierrepont Plaza (New York Office), we have included stabilization adjustments to the Q4 2014 NOI to arrive at our estimate of stabilized NOI.

e)
Due to planned or recent renovations at Ballston Common (Regional Mall) and Heritage (Apartment), we have included stabilization adjustments to the Q4 2014 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q4 2014 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $17.0 million.

h)	Other excludes write-offs of abandoned development projects and demolition costs, tax credit income and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q4 2014 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of December 31, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $165.1 million of straight-line rent receivable (net of $8.5 million of allowance for doubtful accounts).

(6)	Includes $34.7 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy as of December 31,
Retail	2014	2013
Comparable	92.5%	91.8%
Total	92.3%	92.1%
Office
Comparable	95.0%	94.1%
Total	94.4%	92.3%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Years Ended December 31,
Residential	2014	2013
Comparable	94.8%	94.5%
Total	92.2%	93.0%
The graph below provides comparable leased occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

(2)
The increases for the rolling 12-months ended September 30, 2014 and March 31, 2014 over prior periods are partially due to the inclusion of sales data at Westchester’s Ridge Hill and the exclusion of sales data at Promenade Bolingbrook (classified as held for sale as of March 31, 2014 and disposed Q2-14). With a comparable inclusion of Westchester’s Ridge Hill and exclusion of Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended December 31, 2013, March 31, 2014 and June 30, 2014 would have been $514, $512 and $520, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q1 2014	32	114,132	$52.60	$42.93	22.5%
Q2 2014	60	152,130	$82.45	$63.13	30.6%
Q3 2014	45	128,871	$50.33	$41.58	21.0%
Q4 2014	31	115,496	$59.57	$47.42	25.6%
Total	168	510,629	$63.02	$49.68	26.9%

Specialty Retail Centers

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q1 2014	2	8,994	$34.14	$35.37	(3.5)%
Q2 2014	18	120,433	$50.68	$44.01	15.2%
Q3 2014	4	9,169	$32.40	$30.36	6.7%
Q4 2014	3	23,198	$52.55	$50.48	4.1%
Total	27	161,794	$49.05	$43.79	12.0%

Office Buildings
The following table represent those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q1 2014	19	190,669	$47.26	$43.21	9.4%	4	11,324	$20.82	201,993
Q2 2014	20	189,441	$26.64	$23.89	11.5%	5	40,891	$24.94	230,332
Q3 2014	14	136,474	$55.11	$55.63	(0.9)%	3	21,513	$21.18	157,987
Q4 2014	38	450,848	$40.31	$38.36	5.1%	5	44,432	$36.26	495,280
Total	91	967,432	$41.39	$39.25	5.5%	17	118,160	$28.12	1,085,592

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended December 31,			Three Months Ended December 31,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	7,886	$1,866	$1,827	2.1%	95.4%	94.9%	0.5%
Non-Core Markets	8,052	$876	$858	2.1%	94.2%	92.9%	1.3%
Total Comparable Apartments	15,938	$1,366	$1,337	2.2%	95.0%	94.3%	0.7%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Years Ended December 31,			Years Ended December 31,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	7,780	$1,853	$1,794	3.3%	95.5%	95.1%	0.4%
Non-Core Markets	8,052	$868	$847	2.5%	93.5%	93.3%	0.2%
Total Comparable Apartments	15,832	$1,352	$1,312	3.0%	94.8%	94.5%	0.3%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	December 31,	September 30,		December 31,	September 30,
Communities (1)	at Pro-Rata % (3)	2014	2014	% Change	2014	2014	% Change
Core Markets	8,170	$1,866	$1,861	0.3%	95.3%	95.7%	(0.4)%
Non-Core Markets	8,052	$876	$873	0.3%	94.2%	94.4%	(0.2)%
Total Comparable Apartments	16,222	$1,374	$1,371	0.2%	95.0%	95.3%	(0.3)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended December 31, 2014, 18.2% of leasable units in core markets and 4.0% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata (% change over same period prior year)

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
Retail	10.5%	2.6%
Office	9.2%	6.6%
Apartments	2.8%	4.3%
Total	7.7%	4.8%
The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	11 Months Ended	Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013		December 31, 2014	December 31, 2013	January 31, 2013
Retail	10.5%	6.5%	2.3%	(2.7)%	3.6%	Retail	2.6%	3.6%	2.1%
Office	9.2%	4.7%	7.1%	1.6%	(9.3)%	Office	6.6%	(6.4)%	2.1%
Apartments	2.8%	3.4%	4.6%	5.5%	3.3%	Apartments	4.3%	4.7%	7.3%
Total	7.7%	4.8%	5.0%	1.5%	(2.0)%	Total	4.8%	(0.2)%	3.2%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$78,069	$—	$—	$78,069	$76,552	$—	$—	$76,552	2.0%	2.0%
Adjusted operating expenses	34,166	—	—	34,166	36,819	—	—	36,819	(7.2)%	(7.2)%
Comparable NOI	43,903	—	—	43,903	39,733	—	—	39,733	10.5%	10.5%
Non-Comparable NOI	6,002	—	—	6,002	4,030	—	4,769	8,799
Total	49,905	—	—	49,905	43,763	—	4,769	48,532
Office Buildings
Comparable
Adjusted revenues	101,765	4,756	—	97,009	98,157	5,019	—	93,138	3.7%	4.2%
Adjusted operating expenses	44,335	2,387	—	41,948	44,991	2,272	—	42,719	(1.5)%	(1.8)%
Comparable NOI	57,430	2,369	—	55,061	53,166	2,747	—	50,419	8.0%	9.2%
Non-Comparable NOI	100	43	—	57	6,656	3,406	(281)	2,969
Total	57,530	2,412	—	55,118	59,822	6,153	(281)	53,388
Apartments
Comparable
Adjusted revenues	71,644	1,865	—	69,779	69,365	1,761	—	67,604	3.3%	3.2%
Adjusted operating expenses	31,829	686	—	31,143	30,766	753	—	30,013	3.5%	3.8%
Comparable NOI	39,815	1,179	—	38,636	38,599	1,008	—	37,591	3.2%	2.8%
Non-Comparable NOI	(3,497)	(1,993)	—	(1,504)	1,070	(121)	—	1,191
Total	36,318	(814)	—	37,132	39,669	887	—	38,782
Arena	11,032	5,223	—	5,809	13,704	6,598	—	7,106
Subsidized Senior Housing	4,181	—	—	4,181	4,186	—	—	4,186
Military Housing	7,908	—	—	7,908	7,429	361	—	7,068
Land sales	(110)	—	—	(110)	182	—	—	182
Write-offs of abandoned development projects and demolition costs	(266)	—	—	(266)	(36,222)	(13)	—	(36,209)
Other (1)	(11,659)	1,239	—	(12,898)	(10,069)	(303)	—	(9,766)
Total Rental Properties
Comparable
Adjusted revenues	251,478	6,621	—	244,857	244,074	6,780	—	237,294	3.0%	3.2%
Adjusted operating expenses	110,330	3,073	—	107,257	112,576	3,025	—	109,551	(2.0)%	(2.1)%
Comparable NOI	141,148	3,548	—	137,600	131,498	3,755	—	127,743	7.3%	7.7%
Non-Comparable NOI	13,691	4,512	—	9,179	(9,034)	9,928	4,488	(14,474)
Total	154,839	8,060	—	146,779	122,464	13,683	4,488	113,269
Land Development Group	16,380	1,612	—	14,768	10,565	1,096	—	9,469
Corporate Activities (2)	(17,277)	—	—	(17,277)	(10,643)	—	—	(10,643)
Grand Total	$153,942	$9,672	$—	$144,270	$122,386	$14,779	$4,488	$112,095

(1)
Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage, an apartment community in San Diego, California.

(2)	Includes $5,697 of 2014 REIT conversion and reorganization costs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Year Ended December 31, 2014				Year Ended December 31, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$263,645	$—	$—	$263,645	$259,454	$—	$—	$259,454	1.6%	1.6%
Adjusted operating expenses	116,970	—	—	116,970	116,440	—	—	116,440	0.5%	0.5%
Comparable NOI	146,675	—	—	146,675	143,014	—	—	143,014	2.6%	2.6%
Non-Comparable NOI	33,121	(35)	3,678	36,834	62,811	3,235	20,024	79,600
Total	179,796	(35)	3,678	183,509	205,825	3,235	20,024	222,614
Office Buildings
Comparable
Adjusted revenues	407,353	18,467	—	388,886	391,605	18,079	—	373,526	4.0%	4.1%
Adjusted operating expenses	175,829	9,186	—	166,643	173,797	8,683	—	165,114	1.2%	0.9%
Comparable NOI	231,524	9,281	—	222,243	217,808	9,396	—	208,412	6.3%	6.6%
Non-Comparable NOI	230	228	(43)	(41)	15,357	4,554	5,158	15,961
Total	231,754	9,509	(43)	222,202	233,165	13,950	5,158	224,373
Apartments
Comparable
Adjusted revenues	277,737	3,633	—	274,104	269,429	3,532	—	265,897	3.1%	3.1%
Adjusted operating expenses	120,175	1,373	—	118,802	118,405	1,389	—	117,016	1.5%	1.5%
Comparable NOI	157,562	2,260	—	155,302	151,024	2,143	—	148,881	4.3%	4.3%
Non-Comparable NOI	(1,122)	(1,103)	—	(19)	3,519	1,479	181	2,221
Total	156,440	1,157	—	155,283	154,543	3,622	181	151,102
Arena	40,510	18,838	—	21,672	33,378	15,948	—	17,430
Subsidized Senior Housing	16,425	—	—	16,425	16,505	417	—	16,088
Military Housing	23,486	47	—	23,439	23,768	667	—	23,101
Hotels	—	—	—	—	1,693	—	2,535	4,228
Land sales (1)	378	13	459	824	9,626	—	1,310	10,936
Write-offs of abandoned development projects and demolition costs	(1,655)	—	—	(1,655)	(53,234)	(13)	—	(53,221)
Other (2)	(41,255)	1,454	—	(42,709)	(48,649)	(2,872)	525	(45,252)
Total Rental Properties
Comparable
Adjusted revenues	948,735	22,100	—	926,635	920,488	21,611	—	898,877	3.1%	3.1%
Adjusted operating expenses	412,974	10,559	—	402,415	408,642	10,072	—	398,570	1.1%	1.0%
Comparable NOI	535,761	11,541	—	524,220	511,846	11,539	—	500,307	4.7%	4.8%
Non-Comparable NOI	70,118	19,442	4,094	54,770	64,774	23,415	29,733	71,092
Total	605,879	30,983	4,094	578,990	576,620	34,954	29,733	571,399
Land Development Group	57,480	5,824	—	51,656	30,437	3,446	—	26,991
Corporate Activities (3)	(57,022)	—	—	(57,022)	(53,445)	—	—	(53,445)
Grand Total	$606,337	$36,807	$4,094	$573,624	$553,612	$38,400	$29,733	$544,945

(1)	Includes $8,927 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the year ended December 31, 2013.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

(3)	Includes $5,697 of 2014 REIT conversion and reorganization costs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Year Ended December 31, 2014	Year Ended December 31, 2013

NOI by Product Type	$653,338	NOI by Product Type	$666,278
Arena	21,672	Arena	17,430
Hotels	—	Hotels	4,228
Non-outlot land sale	—	Non-outlot land sale	8,927
Corporate Activities	(51,325)	Corporate Activities	(53,445)
Corporate Activities - REIT conversion and reorganization costs	(5,697)	Corporate Activities - REIT conversion and reorganization costs	—
Write-offs of abandoned development projects and demolition costs	(1,655)	Write-offs of abandoned development projects and demolition costs	(53,221)
Other (3)	(42,709)	Other (3)	(45,252)
Grand Total NOI	$573,624	Grand Total NOI	$544,945

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Year Ended December 31, 2014	Year Ended December 31, 2013

NOI by Market	$629,899	NOI by Market	$643,177
Arena	21,672	Arena	17,430
Military Housing	23,439	Military Housing	23,101
Hotels	—	Hotels	4,228
Non-outlot land sale	—	Non-outlot land sale	8,927
Corporate Activities	(51,325)	Corporate Activities	(53,445)
Corporate Activities - REIT conversion and reorganization costs	(5,697)	Corporate Activities - REIT conversion and reorganization costs	—
Write-offs of abandoned development projects and demolition costs	(1,655)	Write-offs of abandoned development projects and demolition costs	(53,221)
Other (3)	(42,709)	Other (3)	(45,252)
Grand Total NOI	$573,624	Grand Total NOI	$544,945

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$252,135	$22,472	$111,762	$—	$341,425	$257,881	$27,009	$115,878	$11,575	$358,325
Exclude straight-line adjustment	(3,201)	—	—	—	(3,201)	(11,469)	—	—	(172)	(11,641)
Add interest and other income	8,806	2,180	590	—	7,216	18,205	3,945	97	46	14,403
Equity in earnings (loss) of unconsolidated entities	6,365	(16)	(5,920)	—	461	52,586	141	(51,450)	—	995
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(578)	—	578	—	—
Exclude operating expenses of unconsolidated entities	48,224	—	(48,224)	—	—	49,341	—	(49,341)	—	—
Exclude gain on disposition of unconsolidated entities	(2,346)	—	2,346	—	—	(35,659)	—	35,659	—	—
Exclude impairment of unconsolidated real estate	3,124	—	(3,124)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	25,239	—	(25,239)	—	—	22,433	—	(22,433)	—	—
Exclude interest expense of unconsolidated entities	28,432	—	(28,432)	—	—	28,983	—	(28,983)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	3,759	—	(3,759)	—	—	5	—	(5)	—	—
Adjusted revenues	370,537	24,636	—	—	345,901	381,728	31,095	—	11,449	362,082
Operating expenses	167,229	14,964	48,224	—	200,489	172,971	16,303	49,341	6,961	212,970
Operating expenses of unconsolidated entities	48,224	—	(48,224)	—	—	49,341	—	(49,341)	—	—
Write-offs of abandoned development projects and demolition costs	266	—	—	—	266	36,222	13	—	—	36,209
Non-Real Estate depreciation and amortization	1,344	—	—	—	1,344	1,362	—	—	—	1,362
Exclude straight-line rent adjustment	(468)	—	—	—	(468)	(554)	—	—	—	(554)
Adjusted operating expenses	216,595	14,964	—	—	201,631	259,342	16,316	—	6,961	249,987
Net operating income	$153,942	$9,672	$—	$—	$144,270	$122,386	$14,779	$—	$4,488	$112,095
Interest expense	(55,488)	(6,788)	(28,432)	—	(77,132)	(62,547)	(6,590)	(28,983)	(2,047)	(86,987)
Interest expense of unconsolidated entities	(28,432)	—	28,432	—	—	(28,983)	—	28,983	—	—
Loss on extinguishment of debt	(252)	(11)	(3,759)	—	(4,000)	(13,879)	—	(5)	—	(13,884)
Loss on extinguishment of debt of unconsolidated entities	(3,759)	—	3,759	—	—	(5)	—	5	—	—
Equity in (earnings) loss of unconsolidated entities	(6,365)	16	5,920	—	(461)	(52,586)	(141)	51,450	—	(995)
Net gain on land held for divestiture activity	—	—	—	—	—	173	—	578	—	751
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	578	—	(578)	—	—
Net loss on disposition of partial interest in development project	(708)	—	—	—	(708)	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties	30,894	—	2,346	—	33,240	109,533	—	35,659	(2,511)	142,681
Gain on disposition of unconsolidated entities	2,346	—	(2,346)	—	—	35,659	—	(35,659)	—	—
Net gain on change in control of interests	227,901	—	—	—	227,901	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	(146,300)	(261)	(3,124)	—	(149,163)	(420,176)	(62,909)	—	(69,843)	(427,110)
Impairment of unconsolidated real estate	(3,124)	—	3,124	—	—	—	—	—	—	—
Depreciation and amortization—Real Estate Groups (a)	(59,284)	(4,915)	(24,419)	—	(78,788)	(58,310)	(5,260)	(21,655)	(2,792)	(77,497)
Amortization of mortgage procurement costs	(2,551)	(394)	(820)	—	(2,977)	(1,785)	(147)	(778)	(54)	(2,470)
Depreciation and amortization of unconsolidated entities	(25,239)	—	25,239	—	—	(22,433)	—	22,433	—	—
Straight-line rent adjustment	2,733	—	—	—	2,733	10,915	—	—	172	11,087
Earnings (loss) before income taxes	$86,314	$(2,681)	$5,920	$—	$94,915	$(381,460)	$(60,268)	$51,450	$(72,587)	$(342,329)

(a) Depreciation and amortization—Real Estate Groups	$59,284	$4,915	$24,419	$—	$78,788	$58,310	$5,260	$21,655	$2,792	$77,497
Depreciation and amortization—Non-Real Estate	1,344	—	—	—	1,344	1,362	—	—	—	1,362
Total depreciation and amortization	$60,628	$4,915	$24,419	$—	$80,132	$59,672	$5,260	$21,655	$2,792	$78,859

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)

	Year Ended December 31, 2014					Year Ended December 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$966,052	$84,444	$441,351	$7,029	$1,329,988	$1,082,455	$93,781	$413,436	$69,832	$1,471,942
Exclude straight-line adjustment	(7,436)	—	—	79	(7,357)	(23,107)	—	—	(863)	(23,970)
Add interest and other income	42,780	3,681	883	—	39,982	55,587	5,386	488	309	50,998
Equity in earnings (loss) of unconsolidated entities	86,908	78	(89,883)	—	(3,053)	111,856	(503)	(115,265)	—	(2,906)
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(3,168)	—	3,168	—	—
Exclude operating expenses of unconsolidated entities	195,570	—	(195,570)	—	—	189,708	—	(189,708)	—	—
Exclude gain on disposition of unconsolidated entities	(52,421)	—	52,421	—	—	(68,430)	—	68,430	—	—
Exclude impairment of unconsolidated real estate	3,124	—	(3,124)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	92,140	—	(92,140)	—	—	78,599	—	(78,599)	—	—
Exclude interest expense of unconsolidated entities	110,195	—	(110,195)	—	—	102,706	—	(102,706)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	3,743	—	(3,743)	—	—	(756)	—	756	—	—
Adjusted revenues	1,440,655	88,203	—	7,108	1,359,560	1,525,450	98,664	—	69,278	1,496,064
Operating expenses	634,293	51,396	195,570	3,014	781,481	725,746	60,251	189,708	39,545	894,748
Operating expenses of unconsolidated entities	195,570	—	(195,570)	—	—	189,708	—	(189,708)	—	—
Write-offs of abandoned development projects and demolition costs	1,655	—	—	—	1,655	53,234	13	—	—	53,221
Non-Real Estate depreciation and amortization	4,828	—	—	—	4,828	5,041	—	—	—	5,041
Exclude straight-line rent adjustment	(2,028)	—	—	—	(2,028)	(1,891)	—	—	—	(1,891)
Adjusted operating expenses	834,318	51,396	—	3,014	785,936	971,838	60,264	—	39,545	951,119
Net operating income	$606,337	$36,807	$—	$4,094	$573,624	$553,612	$38,400	$—	$29,733	$544,945
Interest expense	(234,405)	(26,769)	(110,195)	(5,538)	(323,369)	(309,379)	(27,904)	(102,706)	(13,305)	(397,486)
Interest expense of unconsolidated entities	(110,195)	—	110,195	—	—	(102,706)	—	102,706	—	—
Gain (loss) on extinguishment of debt	(1,179)	(48)	(3,743)	(448)	(5,322)	4,839	—	756	(36)	5,559
Gain (loss) on extinguishment of debt of unconsolidated entities	(3,743)	—	3,743	—	—	756	—	(756)	—	—
Equity in (earnings) loss of unconsolidated entities	(86,908)	(78)	89,883	—	3,053	(111,856)	503	115,265	—	2,906
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	3,556	(5,308)	3,168	—	12,032
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	3,168	—	(3,168)	—	—
Net loss on disposition of partial interest in development project	(20,298)	(3,379)	—	—	(16,919)	—	—	—	—	—
Net gain on disposition of full or partial interests in rental properties	30,281	27	52,421	28,042	110,717	496,092	—	68,430	35,460	599,982
Gain on disposition of unconsolidated entities	52,421	—	(52,421)	—	—	68,430	—	(68,430)	—	—
Net gain on change in control of interests	230,660	—	—	—	230,660	2,762	—	—	—	2,762
Impairment of consolidated and unconsolidated real estate	(277,095)	(261)	(3,124)	—	(279,958)	(421,361)	(62,909)	—	(76,713)	(435,165)
Impairment of unconsolidated real estate	(3,124)	—	3,124	—	—	—	—	—	—	—
Depreciation and amortization—Real Estate Groups (a)	(225,638)	(19,165)	(88,923)	(986)	(296,382)	(291,109)	(18,880)	(75,541)	(14,340)	(362,110)
Amortization of mortgage procurement costs	(8,518)	(687)	(3,217)	(41)	(11,089)	(9,352)	(677)	(3,058)	(537)	(12,270)
Depreciation and amortization of unconsolidated entities	(92,140)	—	92,140	—	—	(78,599)	—	78,599	—	—
Straight-line rent adjustment	5,408	—	—	(79)	5,329	21,216	—	—	863	22,079
Earnings (loss) before income taxes	$(138,136)	$(13,553)	$89,883	$25,044	$(9,656)	$(169,931)	$(76,775)	$115,265	$(38,875)	$(16,766)

(a) Depreciation and amortization—Real Estate Groups	$225,638	$19,165	$88,923	$986	$296,382	$291,109	$18,880	$75,541	$14,340	$362,110
Depreciation and amortization—Non-Real Estate	4,828	—	—	—	4,828	5,041	—	—	—	5,041
Total depreciation and amortization	$230,466	$19,165	$88,923	$986	$301,210	$296,150	$18,880	$75,541	$14,340	$367,151

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the year ended December 31, 2014 compared with the year ended December 31, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the year ended December 31, 2013	$936,511	$423,877	$61,144	$50,410	$1,471,942
Increase (decrease) due to:
Comparable portfolio	6,462	7,869	—	—	14,331
Non-comparable properties (1)	6,006	9,322	2,901	—	18,229
Properties in which partners' interest recently acquired	1,688	6,108	—	—	7,796
Recently disposed properties	(75,730)	(8,611)	—	—	(84,341)
Properties in which partial interest was recently disposed	(56,816)	—	—	—	(56,816)
Land sales	(23,763)	(1,814)	—	17,500	(8,077)
Military housing	—	(13,293)	—	—	(13,293)
Subsidized senior housing	—	495	—	—	495
Other	(11,840)	(11,555)	—	3,117	(20,278)
Revenues for the year ended December 31, 2014	$782,518	$412,398	$64,045	$71,027	$1,329,988

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the year ended December 31, 2013	$48,376	$500,437	$267,434	$43,352	$35,149	$894,748
Increase (decrease) due to:
Comparable portfolio	—	599	3,924	—	—	4,523
Non-comparable properties (1)	—	(1,723)	6,978	(1,068)	—	4,187
Properties in which partners' interest recently acquired	—	911	2,930	—	—	3,841
Recently disposed properties	—	(43,865)	(5,152)	—	—	(49,017)
Properties in which partial interest was recently disposed	—	(20,275)	—	—	—	(20,275)
Land cost of sales	—	(13,640)	(1,823)	—	(2,730)	(18,193)
Military housing	—	—	(13,754)	—	—	(13,754)
Subsidized senior housing	—	—	196	—	—	196
REIT conversion and reorganization costs	5,697	—	—	—	—	5,697
Development, management, Corporate and other expenses	(2,957)	(18,145)	(9,000)	—	(370)	(30,472)
Operating expenses for the year ended December 31, 2014	$51,116	$404,299	$251,733	$42,284	$32,049	$781,481

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the year ended December 31, 2013	$55,987	$256,810	$66,409	$18,474	$(194)	$397,486
Increase (decrease) due to:
Comparable portfolio	—	(10,530)	(4,608)	—	—	(15,138)
Non-comparable properties (1)	—	(411)	3,212	635	—	3,436
Properties in which partners' interest recently acquired	—	222	1,188	—	—	1,410
Recently disposed properties	—	(10,309)	(2,425)	—	—	(12,734)
Properties in which partial interest was recently disposed	—	(23,046)	—	—	—	(23,046)
Capitalized interest	—	(1,230)	(4,473)	—	46	(5,657)
Mark-to-market adjustments on non-designated swaps	(256)	(94)	(1,998)	—	(491)	(2,839)
Corporate borrowings	(18,088)	—	—	—	—	(18,088)
Other	—	(904)	(546)	—	(11)	(1,461)
Interest expense for the year ended December 31, 2014	$37,643	$210,508	$56,759	$19,109	$(650)	$323,369

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Year Ended December 31, 2014 vs. 2013
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$394	$54	$—
The Yards - Lumbershed	Q3-13	1,098	431	316
Westchester's Ridge Hill	Q2-11/12	4,903	(2,127)	(363)
Non-comparable properties:
Ballston Common		(389)	(81)	(364)
Total Commercial		$6,006	$(1,723)	$(411)
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$1,351	$1,282	$397
2175 Market Street	Q4-14	56	108	25
3700M	Q3-14	157	585	164
Aster Conservatory Green	Q3-13/14	2,555	1,117	565
Radian	Q2-14	557	1,087	1,211
The Continental	Q1-13	2,186	(9)	295
The Yards - Twelve12	Q2-14	1,488	1,872	811
Winchester Lofts	Q4-14	15	187	135
Non-comparable properties:
Heritage		957	749	(391)
Total Residential		$9,322	$6,978	$3,212
Commercial Group:
The increases in revenues, operating expenses and interest expense related to partners' interest recently acquired are related to Boulevard Mall, a regional mall in Amherst, New York (Q4-2014). The decreases in revenues, operating expenses and interest expense related to recent disposals are due to the formation of new joint ventures with outside partners in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets. The decrease in revenues for other is primarily due to a decrease in third party management fees and tenant reimbursable expenses at several properties in the Greater New York City metropolitan area. The decrease in operating expenses for other is due to a decrease in tenant reimbursable expenses at several properties in the Greater New York City metropolitan area and less development costs being expensed in 2014 compared with 2013 due to the increased amount of projects under active development. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of several nonrecourse mortgage notes.
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partners' interest recently acquired are related to The Uptown (Q2-2013) and 91 Sidney (Q1-2014), apartment communities in Oakland, California and Cambridge, Massachusetts, respectively. The decreases in revenues and operating expenses for other are primarily due to third party management fees and the expenditures associated with third party management and consulting fee arrangements.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
Corporate Activities:
The decrease in operating expenses is primarily due to a partial recovery of a legal settlement paid in a prior period. The decrease in interest expense is due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which is partially offset by the issuance of our Senior Notes due 2020 during 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the year ended December 31, 2014 was $7,595,000 versus $20,337,000 for the year ended December 31, 2013. Although we have substantial recurring revenue sources, significant transactions often create substantial variances in operating results between periods.The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax and net of noncontrolling interests:
Asset Dispositions - $(544,185,000)

•	$(489,265,000) related to 2013 net gains on disposition of full or partial interest in rental properties and unconsolidated investments exceeding 2014 gains;

•	$(36,085,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2013 and 2014;

•	$20,230,000 related to increased sales in our Land Development Group in 2014 compared with 2013, primarily at our Stapleton project;

•
$(16,919,000) related to the net loss on partial disposition of our interest in Pacific Park Brooklyn, a 22-acre mixed-use project in Brooklyn, New York, related to the formation of a new joint venture with Greenland in 2014;

•	$(12,032,000) related to the 2013 net gain on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting; and

•	$(10,114,000) related to decreased commercial and residential outlot land sales in 2014 compared with 2013.
Financing Transactions - $15,703,000

•
$18,088,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which were partially offset by the issuance of our Senior Notes due 2020 during 2013;

•	$(10,881,000) related to decreased gains on extinguishment of debt in 2014 compared with 2013;

•
$5,657,000 related to a decrease in interest expense in 2014 compared with 2013 due to increased capitalized interest on our projects under construction and development as we increased our construction pipeline; and

•	$2,839,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $500,612,000

•
$227,898,000 related an increase in net gain on change in control of interests in 2014 primarily related to the remeasurement of our equity interest in Bayside Village, an apartment community in San Francisco, California, at fair value upon our partner's transfer of ownership to an unrelated third party and the acquisition of our partner's interest in Boulevard Mall, a regional mall in Amherst, New York;

•	$155,207,000 related to decreased impairment of real estate (including discontinued operations) in 2014 compared with 2013;

•
$65,941,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to accelerated depreciation expense at Ten MetroTech Center, an office building in Brooklyn, New York, in 2013, the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014. These decreases were partially offset by the change from equity method of accounting to full consolidation method upon the acquisition of our partners' interest in two apartment communities; and

•	$51,566,000 related to decreased write-offs of abandoned development projects and demolition costs in 2014 compared with 2013.
Operations - $23,881,000

•	$24,946,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in our comparable portfolio in 2014 compared with 2013;

•
$(11,016,000) related to a decrease in interest and other income, which is primarily related to the 2014 reimbursement of a partner's tax credit allocation resulting in a reversal of tax credit income recognized on the individual credit and the 2013 sale of our fiber optics network at University Park, partially offset by income recognized in 2014 related to a legal settlement at Heritage;

•	$6,617,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up as of December 31, 2014; and

•	$3,334,000 related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2014 compared with 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Income Taxes

•
$5,779,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings (loss) including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the year ended December 31, 2014, we invested $113,610,000 at pro-rata consolidation ($64,086,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $92,091,000 at pro-rata consolidation ($69,296,000 at full consolidation) during the 11 months ended December 31, 2013. The following table represents our capital expenditures by segment:

	Year Ended December 31, 2014		11 Months Ended December 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$17,172	$40,346	$12,466	$18,444
Residential Group	23,169	38,041	15,861	31,731
Arena	2,942	1,001	3,419	1,154
Other	52	52	1,051	1,051
Total operating properties	43,335	79,440	32,797	52,380

Tenant improvements
Commercial Group	20,751	34,170	36,499	39,711

Total capital expenditures	$64,086	$113,610	$69,296	$92,091

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$69,191	$(207,662)	$(7,595)	$(20,337)
Depreciation and Amortization—Real Estate Groups	78,788	77,497	296,382	362,110
Gain on disposition of full or partial interests in rental properties	(33,240)	(142,681)	(110,717)	(599,982)
Impairment of depreciable rental properties	149,163	87,317	278,222	95,372
Income tax expense (benefit) adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	12,960	55,422	44,988	233,820
Impairment of depreciable rental properties	(56,638)	(33,864)	(106,691)	(36,988)
FFO	$220,224	$(163,971)	$394,589	$33,995

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$220,224	$(163,971)	$394,589	$33,995
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	382	—	1,530	—
4.250% Notes due 2018	2,277	—	9,106	—
3.625% Notes due 2020	1,664	—	6,657	—
FFO for per share data	$224,547	$(163,971)	$411,882	$33,995
Denominator:
Weighted average shares outstanding—Basic	198,931,478	197,727,604	198,480,783	192,635,574
Effect of stock options, restricted stock and performance shares	1,764,151	—	1,747,484	1,794,310
Effect of convertible preferred stock	—	—	—	138,519
Effect of convertible debt	32,138,215	—	32,138,215	—
Effect of convertible Class A Common Units	2,973,190	—	3,261,070	3,646,755
Weighted average shares outstanding - Diluted (1)	235,807,034	197,727,604	235,627,552	198,215,158
FFO Per Share	$0.95	$(0.83)	$1.75	$0.17

(1)
For the three months ended December 31, 2013, the effect of 37,909,215 shares of dilutive securities was not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. For the year ended December 31, 2013, weighted-average shares issuable upon the conversion of convertible debt of 30,399,662 were not included in the computation of diluted FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to FFO are not required for interest expense of $4,323,000 and $15,269,000 for the three months and year ended December 31, 3013, respectively, related to these securities.

(2) The following table provides detail of income tax expense (benefit):

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(35,646)	$(5,807)	$(49,150)	$(76,238)
Deferred taxes	105,509	(149,423)	105,739	(119,929)
Total income tax expense (benefit) on FFO	69,863	(155,230)	56,589	(196,167)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$32,940	$1,875	$59,111	$81,757
Deferred taxes	(19,980)	53,547	(14,123)	152,063
Disposition of full or partial interests in rental properties	12,960	55,422	44,988	233,820

Impairment of depreciable rental properties
Deferred taxes	$(56,638)	$(33,864)	$(106,691)	$(36,988)
Total income tax expense (benefit) on non-FFO	(43,678)	21,558	(61,703)	196,832
Grand Total	$26,185	$(133,672)	$(5,114)	$665

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended December 31,			Years Ended December 31,
	2014	2013	% Change	2014	2013	% Change
	(in thousands)			(in thousands)
FFO	$220,224	$(163,971)		$394,589	$33,995
Net gain on land held for divestiture activity	—	(751)		—	(12,032)
Impairment of non-depreciable real estate	—	339,793		1,736	339,793
Write-offs of abandoned development projects and demolition costs	266	36,209		1,655	53,221
Tax credit income	7,139	(3,998)		(5,803)	(23,354)
(Gain) loss on extinguishment of debt	4,000	13,884		5,322	(5,559)
Change in fair market value of nondesignated hedges	(1,082)	(3,472)		1,964	3,024
Net gain on change in control of interests	(227,901)	—		(230,660)	(2,762)
Straight-line rent adjustments	(2,733)	(11,087)		(5,329)	(22,079)
Participation payments	1,075	—		2,544	2,801
Non-outlot land sales	—	—		—	(8,927)
Net loss on disposition of partial interest in development project	708	—		16,919	—
REIT conversion and reorganization costs	5,697	—		5,697	—
Nets Pre-tax FFO	820	89		3,181	2,217
Income tax expense (benefit) on FFO	69,863	(155,230)		56,589	(196,167)
Operating FFO	$78,076	$51,466	51.7%	$248,404	$164,171	51.3%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$78,076	$51,466		$248,404	$164,171
If-Converted Method (adjustments for interest, pre-tax):
3.625% Notes due 2014	—	—		—	2,687
5.000% Notes due 2016	625	625		2,500	2,500
4.250% Notes due 2018	3,719	3,719		14,875	—
3.625% Notes due 2020	2,718	2,718		10,875	—
Operating FFO for per share data	$85,138	$58,528		$276,654	$169,358

Denominator:
Weighted average shares outstanding - Diluted (1)	235,807,034	235,636,819		235,627,552	206,856,577
Operating FFO Per Share	$0.36	$0.25		$1.17	$0.82

(1)
Includes dilutive securities of 37,909,215 and 8,641,419 for the three months and year ended December 31, 2013, for the computation of Operating FFO per share because their effect is dilutive under the if-converted method, which securities were not included in the computation of diluted FFO per share because their effect was anti-dilutive. For the year ended December 31, 2013, weighted-average shares issuable upon the conversion of convertible debt of 21,758,243 were not included in the computation of diluted Operating FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to Operating FFO are not required for interest expense of $19,756,000 related to these securities.

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$47,976	$34,365	$162,667	$147,732
Residential Group	34,489	26,163	117,408	97,771
Arena	810	2,352	2,318	(1,278)
Land Group	14,786	9,567	51,798	27,157
Corporate Group	(19,985)	(20,981)	(85,787)	(107,211)
Operating FFO	$78,076	$51,466	$248,404	$164,171

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended December 31, 2014 vs. Three Months Ended December 31, 2013
(in millions)
$85.0
$75.0
$65.0
$55.0
$45.0
$51.5
9.9
7.0
5.0
4.3
3.7
(3.3)
$78.1
Three Months Ended December 31, 2013
NOI on mature portfolio
2014 legal settlement
Other *
Stapleton land sales
Decreased Corporate/ mature portfolio interest
Property sales
Three Months Ended December 31, 2014

*Other of $5.0 million is primarily related to reduced overhead expense due to increased capitalization to active development projects.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Year Ended December 31, 2014 vs. Year Ended December 31, 2013
(in millions)
$290.0
$270.0
$250.0
$230.0
$210.0
$190.0
$170.0
$150.0
$164.2
33.2
23.9
23.0
21.9
10.8
8.9
(37.5)
$248.4
Year Ended December 31, 2013
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
Other *
Stapleton land sales
New property openings
2014 legal settlement
Property sales
Year Ended December 31, 2014

*Other of $23.0 million is primarily related to reduced overhead expense due to increased capitalization to active development projects and reduced Corporate expenses.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of December 31, 2014

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2015	257	786,615	8.05%	$20,458,120	8.23%	$44.10
2016	260	1,081,508	11.07	29,485,080	11.86	48.75
2017	231	880,124	9.01	27,554,599	11.08	58.03
2018	154	815,004	8.34	18,244,287	7.34	38.31
2019	173	1,196,274	12.25	25,367,259	10.20	36.08
2020	103	832,105	8.52	19,112,953	7.69	41.26
2021	96	656,323	6.72	18,403,614	7.40	46.50
2022	110	889,541	9.11	28,003,377	11.26	48.34
2023	79	663,396	6.79	20,022,897	8.05	44.38
2024	92	533,037	5.46	12,830,683	5.16	46.97
Thereafter	79	1,433,781	14.68	29,114,866	11.73	34.66
Total	1,634	9,767,708	100.00%	$248,597,735	100.00%	43.50

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is calculated at the Company's ownership share and excludes adjustments for the impacts of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases and overage rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

Retail Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of December 31, 2014

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2015	74	634,120	6.55%	$12,681,903	3.63%	$21.56
2016	82	1,008,614	10.41	27,634,871	7.91	40.16
2017	54	458,924	4.74	11,240,700	3.22	33.52
2018	45	1,195,496	12.34	45,985,407	13.17	44.72
2019	49	1,068,258	11.03	33,603,411	9.62	41.86
2020	12	1,211,500	12.51	44,816,501	12.83	49.75
2021	12	502,496	5.19	14,354,203	4.11	33.49
2022	14	323,485	3.34	12,721,136	3.64	42.85
2023	12	598,139	6.17	35,333,042	10.12	59.56
2024	22	1,293,222	13.35	57,510,445	16.47	46.69
Thereafter	21	1,393,142	14.37	53,332,322	15.28	41.04
Total	397	9,687,396	100.00%	$349,213,941	100.00%	$42.52

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is calculated at the Company's ownership share and excludes adjustments for the impacts of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases and contingent rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, common area maintenance and real estate taxes.

Office Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of December 31, 2014

(Based on contractual rent of 1% or greater at the Company’s ownership share)
Tenant	Primary DBA	Number of Leases	Leased Square Feet	Percentage of Total Retail Square Feet
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.91%
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods	6	366,811	3.76
Bass Pro Shops, Inc.	Bass Pro Outdoor World	2	364,500	3.73
Target Corporation	Target	2	362,498	3.71
The Gap Inc.	Banana Republic, Gap, Old Navy, Athleta	27	328,249	3.36
AMC Entertainment, Inc.	AMC Theaters	3	260,886	2.67
The TJX Companies, Inc.	Marshalls, T.J. Maxx	7	230,552	2.36
H&M Hennes & Mauritz AB	H&M	11	215,504	2.21
L Brands, Inc.	Bath and Body Works, Victoria’s Secret, Pink	33	210,281	2.15
Abercrombie & Fitch Co.	Abercrombie & Fitch, Hollister	20	142,377	1.46
Foot Locker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	27	117,610	1.20
Costco Wholesale Corporation	Costco	1	110,074	1.13
Express, Inc.	Express	12	107,780	1.10
Best Buy Co., Inc.	Best Buy	5	105,450	1.08
Fitness International	LA Fitness, Fitness International	3	93,227	0.95
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	12	69,895	0.72
Signet Jewelers	Kay Jewelers, Zales Jewelers, Piercing Pagoda, Jared The Galleria of Jewelry	24	39,584	0.41
Subtotal		200	3,506,739	35.91
Others		1,434	6,260,969	64.09
Total		1,634	9,767,708	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of December 31, 2014

(Based on contractual rent of 2% or greater at the Company's ownership share)
Tenant	Leased Square Feet	Percentage of Total Office Square Feet
City of New York	1,088,576	11.24%
Millennium Pharmaceuticals, Inc.	567,641	5.86
U.S. Government	444,933	4.59
WellPoint, Inc.	392,514	4.05
JP Morgan Chase & Co.	361,422	3.73
Bank of New York	323,043	3.33
National Grid	297,788	3.07
Novartis International AG	208,391	2.15
Morgan Stanley & Co.	202,980	2.10
Clearbridge Advisors, LLC, a Legg Mason Company	201,028	2.08
Johns Hopkins University	163,364	1.69
Covington & Burling, LLP	160,565	1.66
Seyfarth Shaw, LLP	96,909	1.00
Subtotal	4,509,154	46.55
Others	5,178,242	53.45
Total	9,687,396	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Annual Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio

•	Driving operational excellence through all aspects of our company

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the Securities and Exchange Commission ("SEC") and are available on our website at www.forestcity.net.

Development ratio is calculated in accordance with our financial covenants contained in our revolving credit facility. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, nonrecourse mortgages and notes payable. Net debt to NOI is defined as total debt, less cash and equivalents, divided by NOI, excluding write-offs of abandoned development projects and demolition costs. All metrics are reflected at our pro-rata share.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Annual Historical Trends (continued)

*
Represents data for the year ended December 31, 2013, which is consistent with our new calendar year-end. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which has previously been included in the financial results for the year ended January 31, 2013 included in our supplemental package furnished with the SEC on March 27, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of December 31, 2014

2014 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
							(in millions)
Residential:
Radian	Boston, MA	Q2/Q3-14	50%	(e)	50%		$0.0	$130.0	$65.0	240	5,000	68%; Retail: 100%
The Yards - Twelve12	Washington, D.C.	Q2-Q4/14	80%	(f)	100%		119.5	119.5	119.5	218	88,000	78%; Retail: 96%
3700M	Dallas, TX	Q3/Q4-14	25%	(e)	25%		0.0	90.9	22.7	381	—	48%
2175 Market Street	San Francisco, CA	Q4-14	25%		25%		42.3	42.3	10.6	88	6,000	78%; Retail: 100%
Winchester Lofts	New Haven, CT	Q4-14/Q1-15	100%		100%		62.8	62.8	62.8	158	—	18%
							$224.6	$445.5	$280.6	1,085	99,000
Retail:
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51%	(e)	51%		$0.0	$23.3	$11.9	99,000	99,000	73%
Total 2014 Openings							$224.6	$468.8	$292.5

Projects Under Construction

Residential:
Arizona State Retirement System JV:
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%		$142.7	$142.7	$35.7	327	19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%		106.7	106.7	26.7	237	19,000
1001 4th Street, SW	Washington, D.C.	Q4-16	25%		25%		143.3	143.3	35.8	365	5,000
							392.7	392.7	98.2	929	43,000
Aster Town Center II	Denver, CO	Q3/Q4-15	90%		90%		23.4	23.4	21.1	135	—
B2 BKLYN (g)	Brooklyn, NY	Q3-16	100%		100%		162.1	162.1	162.1	363	4,000
535 Carlton	Brooklyn, NY	Q3-16	30%	(e)	30%		0.0	165.6	49.7	299	—
Pacific Park - Parking (h)	Brooklyn, NY	Q3-16/18	30%	(e)	30%		0.0	90.6	27.2	—	—
							$578.2	$834.4	$358.3	1,726	47,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%		$0.0	$175.3	$87.7	246,000	246,000	94%
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%		60.7	60.7	60.7	164,000	164,000	70%
							$60.7	$236.0	$148.4	410,000	410,000

Retail:
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51%	(e)	51%		0.0	24.9	12.7	32,000	32,000	84%
Total Projects Under Construction							$638.9	$1,095.3	$519.4

Other
Kapolei Lofts	Kapolei, HI	Q3-15/Q1-17	100%		0%	(i)	$159.7	$159.7	$0.0	499	—

See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FOOTNOTES

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE. Upon completion, our completed rental properties recorded on the consolidated balance sheet may include costs, in addition to costs above, not allocated to our partners, such as corporate capitalized interest.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of February 20, 2015.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	Costs are after giving effect to the impairment recorded during Q4 2014.

(h)	Expected to include 950 parking spaces.

(i)
Kapolei Lofts is a residential project currently under construction on land leased by the Company. The land lessor is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of December 31, 2014

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $287.2 million ($110.2 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $108.9 million ($11.4 million at full consolidation).

1)	Pacific Park Brooklyn (formerly Atlantic Yards) - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.
On June 30, 2014, we entered into a joint venture with Greenland Atlantic Yards, LLC, a subsidiary of Shanghai-based Greenland Holding Group Company Limited ("Greenland"), to develop the Pacific Park Brooklyn project. The joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland acquired 70% of the project and will co-develop the project with us, along with sharing in the entire project costs going forward in proportion to ownership interests. The joint venture will develop the project consistent with the approved master plan. The joint venture is accounted for on the equity method of accounting, resulting in the deconsolidation of the Pacific Park Brooklyn development project. The closing of this joint venture significantly reduced our equity requirements for the full build-out of this project, thereby reducing our development risk and improving our future liquidity. Projects currently under construction include 535 Carlton, which commenced Q4 2014 and is expected to feature 299 affordable residential units. In 2015, construction is expected to commence on a 278-unit condominium and a 301-unit affordable residential building.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,800 residential units, 1.8 million square feet of office space and approximately 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and Twelve12, a mixed-use property, with 218 residential units and 88,000 square feet of retail space. Arris, a mixed-use project, is currently under construction and is expected to feature 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene (DHMH). Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, 1001 4th Street, SW, which is through our joint venture with the Arizona State Retirement System.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco's eastern waterfront. The Forest City master development area of 28 acres is a mixed-use project, which is expected to include 3.8 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 260,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	December 31, 2014		December 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$51,604	$46,583	$64,395	$58,149
Commercial outlots	45,865	54,072	64,293	71,669
Total Land Inventory (1)	$97,469	$100,655	$128,688	$129,818

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of December 31, 2014, we own 260 gross acres, of which 125 acres are saleable. We also have an option to purchase an additional 849 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
Property Openings and Projects Under Construction
as of December 31, 2014

The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Date Opened/Anticipated Opening	FCE Pro-Rata %	No. of Units

Military Housing
Air Force Academy	Colorado Springs, CO	2007-2011	50.00%	427
Marine Corp Base - Hawaii	Kaneohe, HI	2007-2014	*	2,316
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Navy Region - Hawaii	Honolulu, HI	2005-2011	*	4,472
Pacific Northwest Communities	Seattle, WA	2007-2011	*	3,077
Pacific Northwest Communities - Phase II (Under Construction)	Seattle, WA	2015-2018	*	367
Southern Group:
Arnold Air Force Base	Tullahoma, TN	2011-2013	**	22
Joint Base Charleston	Charleston, SC	2011-2013	**	345
Keesler Air Force Base	Biloxi, MS	2011-2012	**	1,184
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	**	630
Total Military Housing Units				14,559

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
**We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.
Summary of Military Housing Net Operating Income
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $4,761,000 and $7,094,000 for the years ended December 31, 2014 and 2013, respectively.
Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $15,844,000 and $13,351,000 for the years ended December 31, 2014 and 2013, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended				Two months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Class A Common Stock
Closing Price, end of period	$21.30	$19.56	$19.87	$19.10	$19.10
High Closing Price	$21.67	$21.30	$20.09	$19.58	$20.51
Low Closing Price	$19.20	$19.17	$18.46	$17.71	$18.20
Average Closing Price	$20.79	$19.99	$19.10	$18.88	$19.32
Total Volume	70,389,527	47,200,607	40,112,884	48,844,589	29,215,341
Average Volume	1,099,836	737,509	636,712	800,731	712,569
Common shares outstanding, end of period	179,763,952	179,695,113	179,662,635	178,207,223	177,556,917
Class B Common Stock
Closing Price, end of period	$21.34	$19.83	$19.89	$19.02	$18.93
High Closing Price	$21.70	$21.30	$20.05	$19.64	$20.41
Low Closing Price	$19.24	$19.13	$18.48	$17.69	$18.30
Average Closing Price	$20.70	$20.03	$19.08	$18.90	$19.24
Total Volume	59,140	121,763	46,127	62,624	28,007
Average Volume	924	1,903	732	1,027	683
Common shares outstanding, end of period	19,208,517	19,220,506	19,227,650	19,548,552	20,173,558
Common Equity Market Capitalization	$4,238,881,931	$3,895,979,044	$3,952,334,516	$3,775,571,418	$3,773,222,568
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at December 31, 2014, follows:

	Requirement Per Agreement	As of December 31, 2014		As of September 30, 2014		As of June 30, 2014		As of March 31, 2014
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.81	x	1.72	x	1.65	x	1.60	x
Debt Yield Ratio	>9.25%	12.11%		11.80%		11.55%		10.56%
Cash Flow Coverage Ratio	3.00x	6.91	x	6.36	x	5.05	x	4.20	x
Total Development Ratio	<17%	5.70%		7.18%		6.40%		8.36%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,848,400		$3,755,092		$3,675,042		$3,749,687

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of December 31, 2014

	Year Ending December 31, 2015				Year Ending December 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$308,651	$75,050	$115,446	$349,047	$72,290	$1,655	$216,816	$287,451
Weighted average rate	6.41%	8.97%	5.19%	5.45%	5.58%	3.95%	6.22%	6.07%
Variable:
Variable-rate debt	63,905	4,166	36,254	95,993	70,679	—	11,741	82,420
Weighted average rate	2.92%	2.91%	2.52%	2.77%	2.55%	—%	2.06%	2.48%

Tax-Exempt	135,820	238	546	136,128	10	—	—	10
Weighted average rate	2.43%	2.03%	1.40%	2.43%	3.02%	—%	—%	3.02%
Total variable-rate debt	199,725	4,404	36,800	232,121	70,689	—	11,741	82,430
Total Nonrecourse Debt	$508,376	$79,454	$152,246	$581,168	$142,979	$1,655	$228,557	$369,881
Weighted Average Rate	4.90%	8.63%	4.54%	4.30%	4.08%	3.95%	6.00%	5.27%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$1,912,650	$349,542	$1,671,235	$3,234,343	$2,293,591	$426,247	$2,003,497	$3,870,841
Weighted average rate	5.43%	7.25%	4.77%	4.89%	5.57%	7.54%	4.95%	5.03%
Variable:
Variable-rate debt	1,213,181	53,293	154,322	1,314,210	1,347,765	57,459	202,317	1,492,623
Weighted average rate	5.09%	1.22%	3.77%	5.09%	4.85%	1.35%	3.45%	4.80%

Tax-Exempt	461,015	105,092	165,087	521,010	596,845	105,330	165,633	657,148
Weighted average rate	1.16%	1.24%	1.30%	1.19%	1.45%	1.24%	1.30%	1.45%
Total variable-rate debt	1,674,196	158,385	319,409	1,835,220	1,944,610	162,789	367,950	2,149,771
Total Nonrecourse Debt	$3,586,846	$507,927	$1,990,644	$5,069,563	$4,238,201	$589,036	$2,371,447	$6,020,612
Weighted Average Rate	4.77%	5.37%	4.40%	4.56%	4.76%	5.81%	4.57%	4.58%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$134,266	$4,984	$70,495	$—	$199,777	$517,487	$19,586	$277,588	$7,029	$782,518
Exclude straight-line rent adjustment	(3,003)	—	—	—	(3,003)	(7,239)	—	—	79	(7,160)
Add interest and other income	2,344	7	423	—	2,760	7,929	56	557	—	8,430
Equity in earnings (loss) of unconsolidated entities	5,041	—	(5,099)	—	(58)	48,294	—	(48,888)	—	(594)
Exclude operating expenses of unconsolidated entities	26,755	—	(26,755)	—	—	111,638	—	(111,638)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(25,279)	—	25,279	—	—
Exclude impairment of unconsolidated real estate	3,124	—	(3,124)	—	—	3,124	—	(3,124)	—	—
Exclude depreciation and amortization of unconsolidated entities	16,760	—	(16,760)	—	—	59,957	—	(59,957)	—	—
Exclude interest expense of unconsolidated entities	19,093	—	(19,093)	—	—	80,042	—	(80,042)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	87	—	(87)	—	—	(225)	—	225	—	—
Adjusted revenues	204,467	4,991	—	—	199,476	795,728	19,642	—	7,108	783,194
Operating expenses	75,194	2,610	26,755	—	99,339	300,123	10,476	111,638	3,014	404,299
Operating expenses of unconsolidated entities	26,755	—	(26,755)	—	—	111,638	—	(111,638)	—	—
Write-offs of abandoned development projects and demolition costs	266	—	—	—	266	1,372	—	—	—	1,372
Non-Real Estate depreciation and amortization	322	—	—	—	322	980	—	—	—	980
Exclude straight-line rent adjustment	(438)	—	—	—	(438)	(1,909)	—	—	—	(1,909)
Adjusted operating expenses	102,099	2,610	—	—	99,489	412,204	10,476	—	3,014	404,742
Net operating income	102,368	2,381	—	—	99,987	383,524	9,166	—	4,094	378,452
Interest expense	(31,577)	(1,138)	(19,093)	—	(49,532)	(129,515)	(4,587)	(80,042)	(5,538)	(210,508)
Interest expense of unconsolidated entities	(19,093)	—	19,093	—	—	(80,042)	—	80,042	—	—
Gain (loss) on extinguishment of debt	(12)	—	(87)	—	(99)	(883)	—	225	(448)	(1,106)
Gain (loss) on extinguishment of debt of unconsolidated entities	(87)	—	87	—	—	225	—	(225)	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	(966)	—	—	—	(966)
Loss on disposition of partial interest in development project	(708)	—	—	—	(708)	(20,298)	(3,379)	—	—	(16,919)
Amortization of mortgage procurement costs - Real Estate Groups	(1,969)	—	—	—	(1,969)	(7,771)	—	—	(41)	(7,812)
Net gain on change in control of interests	36,702	—	—	—	36,702	36,702	—	—	—	36,702
Straight-line rent adjustment	2,565	—	—	—	2,565	5,330	—	—	(79)	5,251
Noncontrolling interest in FFO	(1,243)	(1,243)	—	—	—	(1,200)	(1,200)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$86,946	$—	$—	$—	$86,946	$183,094	$—	$—	$—	$183,094
Depreciation and amortization - Real Estate Groups	(47,971)	—	—	—	(47,971)	(178,169)	—	—	(986)	(179,155)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	7,881	—	—	—	7,881	7,241	—	25,279	28,042	60,562
Gain on disposition of unconsolidated entities	—	—	—	—	—	25,279	—	(25,279)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	(3,124)	—	(3,124)	(129,059)	—	(3,124)	—	(132,183)
Impairment of unconsolidated depreciable real estate	(3,124)	—	3,124	—	—	(3,124)	—	3,124	—	—
Non-FFO from discontinued operations	—	—	—	—	—	27,056	—	—	(27,056)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$43,732	$—	$—	$—	$43,732	$(67,682)	$—	$—	$—	$(67,682)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands) (continued)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$65,484	$1,294	$41,021	$—	$105,211	$256,009	$4,748	$161,137	$—	$412,398
Exclude straight-line rent adjustment	(217)	—	—	—	(217)	(175)	—	—	—	(175)
Add interest and other income	2,936	1,826	159	—	1,269	21,081	2,284	311	—	19,108
Equity in earnings (loss) of unconsolidated entities	1,811	(16)	(1,219)	—	608	41,525	78	(41,330)	—	117
Exclude operating expenses of unconsolidated entities	20,927	—	(20,927)	—	—	81,392	—	(81,392)	—	—
Exclude gain on disposition of unconsolidated entities	(2,346)	—	2,346	—	—	(27,142)	—	27,142	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	8,459	—	(8,459)	—	—	32,133	—	(32,133)	—	—
Exclude interest expense of unconsolidated entities	9,249	—	(9,249)	—	—	29,767	—	(29,767)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	3,672	—	(3,672)	—	—	3,968	—	(3,968)	—	—
Adjusted revenues	109,975	3,104	—	—	106,871	438,558	7,110	—	—	431,448
Operating expenses	47,426	2,648	20,927	—	65,705	174,472	4,131	81,392	—	251,733
Operating expenses of unconsolidated entities	20,927	—	(20,927)	—	—	81,392	—	(81,392)	—	—
Write-offs of abandoned development projects	—	—	—	—	—	283	—	—	—	283
Non-Real Estate depreciation and amortization	213	—	—	—	213	685	—	—	—	685
Exclude straight-line rent adjustment	(30)	—	—	—	(30)	(119)	—	—	—	(119)
Adjusted operating expenses	68,536	2,648	—	—	65,888	256,713	4,131	—	—	252,582
Net operating income	41,439	456	—	—	40,983	181,845	2,979	—	—	178,866
Interest expense	(5,076)	(396)	(9,249)	—	(13,929)	(28,108)	(1,116)	(29,767)	—	(56,759)
Interest expense of unconsolidated entities	(9,249)	—	9,249	—	—	(29,767)	—	29,767	—	—
Gain (loss) on extinguishment of debt	(240)	(11)	(3,672)	—	(3,901)	(296)	(48)	(3,968)	—	(4,216)
Gain (loss) on extinguishment of debt of unconsolidated entities	(3,672)	—	3,672	—	—	(3,968)	—	3,968	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(833)	—	—	—	(833)	(3,015)	—	—	—	(3,015)
Net gain on change in control of interests	191,199	—	—	—	191,199	193,958	—	—	—	193,958
Straight-line rent adjustment	187	—	—	—	187	56	—	—	—	56
Noncontrolling interest in FFO	(49)	(49)	—	—	—	(1,815)	(1,815)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$213,706	$—	$—	$—	$213,706	$308,890	$—	$—	$—	$308,890
Depreciation and amortization - Real Estate Groups	(25,806)	—	—	—	(25,806)	(97,173)	—	—	—	(97,173)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	23,013	—	2,346	—	25,359	23,013	—	27,142	—	50,155
Gain on disposition of unconsolidated entities	2,346	—	(2,346)	—	—	27,142	—	(27,142)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(146,039)	—	—	—	(146,039)	(146,039)	—	—	—	(146,039)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$67,220	$—	$—	$—	$67,220	$115,833	$—	$—	$—	$115,833

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands) (continued)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$31,727	$14,230	$—	$—	$17,497	$116,695	$52,650	$—	$—	$64,045
Exclude straight-line rent adjustment	19	—	—	—	19	(22)	—	—	—	(22)
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	31,746	14,230	—	—	17,516	116,673	52,650	—	—	64,023
Operating expenses	20,697	9,007	—	—	11,690	76,096	33,812	—	—	42,284
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	17	—	—	—	17	67	—	—	—	67
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	20,714	9,007	—	—	11,707	76,163	33,812	—	—	42,351
Net operating income	11,032	5,223	—	—	5,809	40,510	18,838	—	—	21,672
Interest expense	(10,128)	(5,294)	—	—	(4,834)	(40,229)	(21,120)	—	—	(19,109)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(165)	—	—	—	(165)	(245)	—	—	—	(245)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(19)	—	—	—	(19)	22	—	—	—	22
Noncontrolling interest in FFO	71	71	—	—	—	2,282	2,282	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$791	$—	$—	$—	$791	$2,340	$—	$—	$—	$2,340
Depreciation and amortization - Real Estate Groups	(4,968)	—	—	—	(4,968)	(19,895)	—	—	—	(19,895)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(4,177)	$—	$—	$—	$(4,177)	$(17,555)	$—	$—	$—	$(17,555)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands) (continued)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$20,658	$1,964	$246	$—	$18,940	$75,861	$7,460	$2,626	$—	$71,027
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	3,506	347	8	—	3,167	13,597	1,341	15	—	12,271
Equity in earnings (loss) of unconsolidated entities	333	—	398	—	731	270	—	335	—	605
Exclude operating expenses of unconsolidated entities	542	—	(542)	—	—	2,540	—	(2,540)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	20	—	(20)	—	—	50	—	(50)	—	—
Exclude interest expense of unconsolidated entities	90	—	(90)	—	—	386	—	(386)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	25,149	2,311	—	—	22,838	92,704	8,801	—	—	83,903
Operating expenses	8,179	699	542	—	8,022	32,486	2,977	2,540	—	32,049
Operating expenses of unconsolidated entities	542	—	(542)	—	—	2,540	—	(2,540)	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	48	—	—	—	48	198	—	—	—	198
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	8,769	699	—	—	8,070	35,224	2,977	—	—	32,247
Net operating income	16,380	1,612	—	—	14,768	57,480	5,824	—	—	51,656
Interest expense	518	40	(90)	—	388	1,090	54	(386)	—	650
Interest expense of unconsolidated entities	(90)	—	90	—	—	(386)	—	386	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	(770)	—	—	—	(770)
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(10)	—	—	—	(10)	(17)	—	—	—	(17)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,652)	(1,652)	—	—	—	(5,878)	(5,878)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$15,146	$—	$—	$—	$15,146	$51,519	$—	$—	$—	$51,519
Depreciation and amortization - Real Estate Groups	(43)	—	—	—	(43)	(159)	—	—	—	(159)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$15,103	$—	$—	$—	$15,103	$51,360	$—	$—	$—	$51,360

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands) (continued)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	20	—	—	—	20	173	—	—	—	173
Equity in earnings (loss) of unconsolidated entities	(820)	—	—	—	(820)	(3,181)	—	—	—	(3,181)
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	(800)	—	—	—	(800)	(3,008)	—	—	—	(3,008)
Operating expenses	15,733	—	—	—	15,733	51,116	—	—	—	51,116
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	744	—	—	—	744	2,898	—	—	—	2,898
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	16,477	—	—	—	16,477	54,014	—	—	—	54,014
Net operating income	(17,277)	—	—	—	(17,277)	(57,022)	—	—	—	(57,022)
Interest expense	(9,225)	—	—	—	(9,225)	(37,643)	—	—	—	(37,643)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	(69,863)	—	—	—	(69,863)	(56,589)	—	—	—	(56,589)
Funds From Operations (FFO)	$(96,365)	$—	$—	$—	$(96,365)	$(151,254)	$—	$—	$—	$(151,254)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(12,960)	—	—	—	(12,960)	(44,988)	—	—	—	(44,988)
Impairment of depreciable real estate	56,638	—	—	—	56,638	106,691	—	—	—	106,691
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(52,687)	$—	$—	$—	$(52,687)	$(89,551)	$—	$—	$—	$(89,551)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months and Year Ended December 31, 2014 (in thousands) (continued)

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$252,135	$22,472	$111,762	$—	$341,425	$966,052	$84,444	$441,351	$7,029	$1,329,988
Exclude straight-line rent adjustment	(3,201)	—	—	—	(3,201)	(7,436)	—	—	79	(7,357)
Add interest and other income	8,806	2,180	590	—	7,216	42,780	3,681	883	—	39,982
Equity in earnings (loss) of unconsolidated entities	6,365	(16)	(5,920)	—	461	86,908	78	(89,883)	—	(3,053)
Exclude operating expenses of unconsolidated entities	48,224	—	(48,224)	—	—	195,570	—	(195,570)	—	—
Exclude gain on disposition of unconsolidated entities	(2,346)	—	2,346	—	—	(52,421)	—	52,421	—	—
Exclude impairment of unconsolidated real estate	3,124	—	(3,124)	—	—	3,124	—	(3,124)	—	—
Exclude depreciation and amortization of unconsolidated entities	25,239	—	(25,239)	—	—	92,140	—	(92,140)	—	—
Exclude interest expense of unconsolidated entities	28,432	—	(28,432)	—	—	110,195	—	(110,195)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	3,759	—	(3,759)	—	—	3,743	—	(3,743)	—	—
Adjusted revenues	370,537	24,636	—	—	345,901	1,440,655	88,203	—	7,108	1,359,560
Operating expenses	167,229	14,964	48,224	—	200,489	634,293	51,396	195,570	3,014	781,481
Operating expenses of unconsolidated entities	48,224	—	(48,224)	—	—	195,570	—	(195,570)	—	—
Write-offs of abandoned development projects and demolition costs	266	—	—	—	266	1,655	—	—	—	1,655
Non-Real Estate depreciation and amortization	1,344	—	—	—	1,344	4,828	—	—	—	4,828
Exclude straight-line rent adjustment	(468)	—	—	—	(468)	(2,028)	—	—	—	(2,028)
Adjusted operating expenses	216,595	14,964	—	—	201,631	834,318	51,396	—	3,014	785,936
Net operating income	153,942	9,672	—	—	144,270	606,337	36,807	—	4,094	573,624
Interest expense	(55,488)	(6,788)	(28,432)	—	(77,132)	(234,405)	(26,769)	(110,195)	(5,538)	(323,369)
Interest expense of unconsolidated entities	(28,432)	—	28,432	—	—	(110,195)	—	110,195	—	—
Gain (loss) on extinguishment of debt	(252)	(11)	(3,759)	—	(4,000)	(1,179)	(48)	(3,743)	(448)	(5,322)
Gain (loss) on extinguishment of debt of unconsolidated entities	(3,759)	—	3,759	—	—	(3,743)	—	3,743	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	(1,736)	—	—	—	(1,736)
Loss on disposition of partial interest in development project	(708)	—	—	—	(708)	(20,298)	(3,379)	—	—	(16,919)
Amortization of mortgage procurement costs - Real Estate Groups	(2,977)	—	—	—	(2,977)	(11,048)	—	—	(41)	(11,089)
Net gain on change in control of interests	227,901	—	—	—	227,901	230,660	—	—	—	230,660
Straight-line rent adjustment	2,733	—	—	—	2,733	5,408	—	—	(79)	5,329
Noncontrolling interest in FFO	(2,873)	(2,873)	—	—	—	(6,611)	(6,611)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	(69,863)	—	—	—	(69,863)	(56,589)	—	—	—	(56,589)
Funds From Operations (FFO)	$220,224	$—	$—	$—	$220,224	$394,589	$—	$—	$—	$394,589
Depreciation and amortization - Real Estate Groups	(78,788)	—	—	—	(78,788)	(295,396)	—	—	(986)	(296,382)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	30,894	—	2,346	—	33,240	30,254	—	52,421	28,042	110,717
Gain on disposition of unconsolidated entities	2,346	—	(2,346)	—	—	52,421	—	(52,421)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(146,039)	—	(3,124)	—	(149,163)	(275,098)	—	(3,124)	—	(278,222)
Impairment of unconsolidated depreciable real estate	(3,124)	—	3,124	—	—	(3,124)	—	3,124	—	—
Non-FFO from discontinued operations	—	—	—	—	—	27,056	—	—	(27,056)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(12,960)	—	—	—	(12,960)	(44,988)	—	—	—	(44,988)
Impairment of depreciable real estate	56,638	—	—	—	56,638	106,691	—	—	—	106,691
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$69,191	$—	$—	$—	$69,191	$(7,595)	$—	$—	$—	$(7,595)

Real Estate Operating Portfolio as of December 31, 2014 - Commercial Group - Office Buildings

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Office Buildings
Atlantic Terminal Office (2 Hanson Place)	2004	100%	100%	Brooklyn, NY	Bank of New York; HSBC	399,000	399,000	$101,831
Ballston Common Office Center	2005	100%	100%	Arlington, VA	US Coast Guard	176,000	176,000	42,750
Commerce Court	2007	100%	100%	Pittsburgh, PA	US Bank; Wesco Distributors; Cardworks Services; Marc USA	374,000	374,000	24,050
Edgeworth Building	2006	100%	100%	Richmond, VA	Hirschler Fleischer; Ernst & Young; Rummel, Klepper & Kahl	139,000	139,000	19,411
Glen Forest Office Park (Richmond)	2007	100%	100%	Richmond, VA	The Brinks Co.; Wells Fargo; Bon Secours Virginia HealthSource	563,000	563,000	59,189
Harlem Office	2003	100%	100%	Manhattan, NY	Office of General Services-Temporary Disability & Assistance; State Liquor Authority	147,000	147,000	—
Illinois Science and Technology Park
4901 Searle	2006	100%	100%	Skokie, IL	Northshore University Health System	204,000	204,000	20,689
4930 Oakton	2006	100%	100%	Skokie, IL	Sanford Brown College	40,000	40,000	—
8025 Lamon	2006	100%	100%	Skokie, IL	WIL Research; Vetter Development Services	130,000	130,000	14,737
8045 Lamon	2007	100%	100%	Skokie, IL	Astellas; Polyera; Fresenius Kabi USA, LLC; LanzaTech Inc.	159,000	159,000	18,261
Johns Hopkins - 855 North Wolfe Street	2008	84%	99%	Baltimore, MD	Johns Hopkins; Brain Institute; Howard Hughes Institute; Lieber Institute	279,000	276,000	68,214
Mesa del Sol
Aperture Center	2008	95%	95%	Albuquerque, NM	Forest City Covington NM, LLC	76,000	72,000	—
Fidelity Investments	2008/2009	80%	80%	Albuquerque, NM	Fidelity Investments	210,000	168,000	18,165
MetroTech Campus
One MetroTech Center	1991	83%	83%	Brooklyn, NY	JP Morgan Chase; National Grid	911,000	752,000	132,335
Two MetroTech Center	1990	83%	83%	Brooklyn, NY	City of New York - Board of Education; City of New York - DoITT; Internal Revenue Service; NYU	517,000	427,000	60,482
Nine MetroTech Center	1997	85%	85%	Brooklyn, NY	City of New York - Fire Department	317,000	269,000	50,745
Eleven MetroTech Center	1995	85%	85%	Brooklyn, NY	City of New York - DoITT; E-911	216,000	184,000	51,850
Twelve MetroTech Center	2004	100%	100%	Brooklyn, NY	National Union Fire Insurance Co.	177,000	177,000	—
Fifteen MetroTech Center	2003	95%	95%	Brooklyn, NY	Wellpoint, Inc.; City of New York - HRA	649,000	617,000	157,449
New York Times	2007	100%	100%	Manhattan, NY	ClearBridge Advisors, LLC, a Legg Mason Co.; Covington & Burling; Osler Hoskin & Harcourt; Seyfarth Shaw	736,000	736,000	640,000
One Pierrepont Plaza	1988	100%	100%	Brooklyn, NY	Morgan Stanley; Mt. Sinai School of Medicine; G.S.A.	739,000	739,000	3,907
Post Office Plaza	1990	100%	100%	Cleveland, OH	URS Energy; Chase Home Finance, LLC; Quicken Loans; Squire Patton Boggs, LLP	477,000	477,000	14,488
Skylight Office Tower	1991	93%	100%	Cleveland, OH	Ulmer & Berne, LLP; Social Security Administration	321,000	321,000	26,841
Terminal Tower	1983	100%	100%	Cleveland, OH	Forest City Enterprises, Inc.; Falls Communications; Riverside Company	597,000	597,000	—
University of Pennsylvania	2004	100%	100%	Philadelphia, PA	University of Pennsylvania	122,000	122,000	45,230
Consolidated Office Buildings Total						8,675,000	8,265,000	$1,570,624

Real Estate Operating Portfolio as of December 31, 2014 - Commercial Group - Office Buildings (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Office Buildings
Enterprise Place	1998	50%	50%	Beachwood, OH	University of Phoenix; Advance Payroll; PS Executive Centers; Retina Assoc. of Cleveland	131,000	66,000	$5,244
Signature Square I	1986	50%	50%	Beachwood, OH	Ciuni & Panichi; PCC Airfoils; Liberty Bank	79,000	40,000	3,493
Signature Square II	1989	50%	50%	Beachwood, OH	Pro Ed Communications; Goldberg Co.; Resilience Management	82,000	41,000	3,493
University Park at MIT
26 Landsdowne Street (Jackson Building)	1987	51%	51%	Cambridge, MA	Ariad Pharmaceuticals, Inc.	100,000	51,000	14,280
35 Landsdowne Street	2002	51%	51%	Cambridge, MA	Millennium Pharmaceuticals	202,000	103,000	33,623
350 Massachusetts Ave	1998	50%	50%	Cambridge, MA	Millennium Pharmaceuticals; Novartis; Star Market	169,000	85,000	23,425
38 Sidney Street (Clark Building)	1989	50%	50%	Cambridge, MA	Sanofi Pasteur Biologics	122,000	61,000	12,614
40 Landsdowne Street	2003	51%	51%	Cambridge, MA	Millennium Pharmaceuticals	215,000	110,000	33,150
45/75 Sidney Street	1999	51%	51%	Cambridge, MA	Millennium Pharmaceuticals; Novartis	277,000	141,000	42,393
64 Sidney Street (Richards Building)	1990	51%	51%	Cambridge, MA	Aastrom Biosciences, Inc.; Ariad Pharmaceuticals, Inc.; Novartis	126,000	64,000	26,188
65 Landsdowne Street	2001	51%	51%	Cambridge, MA	Partners HealthCare System	122,000	62,000	32,677
88 Sidney Street	2002	51%	51%	Cambridge, MA	Agios Pharmaceuticals	145,000	74,000	—
Westfield San Francisco Centre - Emporium Office	2006	50%	50%	San Francisco, CA	San Francisco State University	242,000	121,000	—
Other						—	—	16,856
Unconsolidated Office Buildings Total						2,012,000	1,019,000	$247,436
Total Office Buildings at December 31, 2014						10,687,000	9,284,000	$1,818,060
Total Office Buildings at December 31, 2013						11,118,000	9,768,000	$1,867,226

Real Estate Operating Portfolio as of December 31, 2014 - Commercial Group - Retail Centers

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Regional Malls
Ballston Common	1986/1999	100%	100%	Arlington, VA	Macy’s; Sport & Health; Regal Cinemas	578,000	578,000	310,000	310,000	$42,500
Boulevard Mall	1996/2000	100%	100%	Amherst, NY	JCPenney; Macy’s; Sears; Michael’s	916,000	916,000	339,000	339,000	100,780
Shops at Northfield Stapleton	2005/2006	100%	100%	Denver, CO	Bass Pro Shops; Target; Harkins Theatre; JCPenney; Macy’s	1,118,000	1,118,000	665,000	665,000	—
Shops at Wiregrass	2008	100%	100%	Tampa, FL	JCPenney; Dillard’s; Macy’s; Barnes & Noble	747,000	747,000	358,000	358,000	84,950
Westchester’s Ridge Hill	2011/2012	70%	100%	Yonkers, NY	Lord & Taylor; WESTMED Medical Group; Apple; LA Fitness; Whole Foods; Dick’s Sporting Goods; National Amusements' Cinema de Lux; Legoland	1,336,000	1,336,000	1,336,000	1,336,000	330,000
Unconsolidated Regional Malls
Antelope Valley Mall	1990/1999/2014	51%	51%	Palmdale, CA	Macy’s; Sears; JCPenney; Dillard’s; Forever 21; Cinemark Theatre; Dick's Sporting Goods	1,184,000	604,000	578,000	295,000	46,845
Charleston Town Center	1983	26%	26%	Charleston, WV	Macy’s; JCPenney; Sears; Brickstreet Insurance	892,000	227,000	357,000	91,000	26,711
Galleria at Sunset	1996/2002	51%	51%	Henderson, NV	Dillard’s; Macy’s; JCPenney; Dick’s Sporting Goods; Kohl’s	1,567,000	799,000	412,000	210,000	73,719
Mall at Robinson	2001	51%	51%	Pittsburgh, PA	Macy’s; Sears; JCPenney; Dick’s Sporting Goods	900,000	459,000	383,000	195,000	37,940
Promenade Temecula	1999/2002/2009	51%	51%	Temecula, CA	JCPenney; Sears; Macy’s; Edwards Cinema	1,279,000	652,000	544,000	277,000	80,468
Short Pump Town Center	2003/2005	34%	34%	Richmond, VA	Nordstrom; Macy’s; Dillard’s; Dick’s Sporting Goods	1,341,000	456,000	717,000	244,000	64,600
South Bay Galleria	1985/2001	51%	51%	Redondo Beach, CA	Nordstrom; Macy’s; Kohl’s; AMC Theatres	960,000	490,000	393,000	200,000	66,040
Victoria Gardens	2004/2007	51%	51%	Rancho Cucamonga, CA	Bass Pro Shops; Macy’s; JCPenney; AMC Theatres	1,403,000	716,000	862,000	440,000	133,803
Westfield San Francisco Centre	2006	50%	50%	San Francisco, CA	Nordstrom; Bloomingdale’s; Century Theatres	1,220,000	610,000	546,000	273,000	277,500
Regional Malls Total						15,441,000	9,708,000	7,800,000	5,233,000	$1,365,856
Consolidated Specialty Retail Centers
Avenue at Tower City Center	1990	100%	100%	Cleveland, OH	Hard Rock Café; Morton’s of Chicago; Cleveland Cinemas; Horseshoe Casino	366,000	366,000	366,000	366,000	$—
Brooklyn Commons	2004	100%	100%	Brooklyn, NY	Lowe’s	151,000	151,000	151,000	151,000	20,415
East 29th Avenue Town Center	2004	90%	90%	Denver, CO	King Soopers; Walgreen's; Casey's Pub; Chipotle; SDC Services Corp.; Exempla, Inc.	213,000	192,000	98,000	88,000	—
Fairmont Plaza Cinema	1998	100%	100%	San Jose, CA	Camera 12 Cinemas	70,000	70,000	70,000	70,000	—
Shops at Atlantic Center Site V	1998	100%	100%	Brooklyn, NY	Modell’s; PC Richard & Son	47,000	47,000	17,000	17,000	—
Station Square	1994/2002	100%	100%	Pittsburgh, PA	Hard Rock Café; Grand Concourse Restaurant; Buca di Beppo; Texas de Brazil; Pittsburgh Riverhounds	235,000	235,000	235,000	235,000	34,608
The Yards
Boilermaker Shops	2012	100%	100%	Washington, D.C.	Willie’s Brew & Que; Bluejacket Brewery	40,000	40,000	40,000	40,000	12,437
Lumber Shed	2013	100%	100%	Washington, D.C.	FC Washington; Osteria Morini; Agua 301	31,000	31,000	31,000	31,000	10,000
Twelve12	2014	100%	100%	Washington, D.C.	Harris Teeter Grocery; VIDA Fitness	88,000	88,000	88,000	88,000	—

Real Estate Operating Portfolio as of December 31, 2014 - Commercial Group - Retail Centers (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Specialty Retail Centers
42nd Street	1999	51%	51%	Manhattan, NY	AMC Theatres; Madame Tussaud’s Wax Museum; Dave & Buster’s; Ripley’s Believe It or Not!; Modell's	312,000	159,000	312,000	159,000	$40,445
Atlantic Center	1996	51%	51%	Brooklyn, NY	Pathmark; OfficeMax; Old Navy; Marshall’s; NYC - Dept of Motor Vehicles; Best Buy; Burlington Coat Factory	396,000	202,000	396,000	202,000	43,633
Atlantic Terminal Mall	2004	51%	51%	Brooklyn, NY	Target; Designer Shoe Warehouse; Uniqlo; Chuck E. Cheese’s; Guitar Center	371,000	189,000	371,000	189,000	53,275
Castle Center (Eastchester)	2000	51%	51%	Bronx, NY	Pathmark	63,000	32,000	63,000	32,000	5,511
Columbia Park Center	1999	38%	38%	North Bergen, NJ	Shop Rite; Old Navy; LA Fitness; Shopper’s World; Phoenix Theatres; Big Lots	347,000	133,000	347,000	133,000	27,158
East River Plaza	2009/2010	50%	50%	Manhattan, NY	Costco; Target; Old Navy; Marshall’s; PetSmart; Bob’s Furniture; Aldi; Burlington Coat Factory	523,000	262,000	523,000	262,000	136,286
Forest Avenue	2000	51%	51%	Staten Island, NY	United Artists Theatres	70,000	36,000	70,000	36,000	2,847
Harlem Center	2002	51%	51%	Manhattan, NY	Marshall’s; CVS/Pharmacy; Staples; H&M; Planet Fitness	126,000	64,000	126,000	64,000	25,499
Queens Place	2001	51%	51%	Queens, NY	Target; Best Buy; Designer Shoe Warehouse; Macy’s Furniture	455,000	232,000	222,000	113,000	42,104
Shops at Bruckner Boulevard	1996	51%	51%	Bronx, NY	Conway; Old Navy; Marshall's	116,000	59,000	116,000	59,000	6,996
Shops at Gun Hill Road	1997	51%	51%	Bronx, NY	Home Depot; Chuck E. Cheese’s	147,000	75,000	147,000	75,000	10,440
Shops at Northern Boulevard	1997	51%	51%	Queens, NY	Stop & Shop; Marshall’s; Old Navy; Guitar Center; Raymour & Flanigan Furniture	218,000	111,000	218,000	111,000	19,131
Shops at Richmond Avenue	1998	51%	51%	Staten Island, NY	Staples; Dick’s Sporting Goods	76,000	39,000	76,000	39,000	10,127
Steinway Street Theaters (Kaufman Studios)	1999	51%	51%	Queens, NY	United Artists Theatres	84,000	43,000	84,000	43,000	8,511
The Heights (Court Street)	2000	51%	51%	Brooklyn, NY	United Artists Theatres; Barnes & Noble	102,000	52,000	102,000	52,000	15,676
Specialty Retail Centers Total						4,647,000	2,908,000	4,269,000	2,655,000	$525,099
Total Retail Centers at December 31, 2014						20,088,000	12,616,000	12,069,000	7,888,000	$1,890,955
Total Retail Centers at December 31, 2013						22,466,000	13,916,000	13,766,000	9,061,000	$2,193,978
COMMERCIAL GROUP - ARENA

Name	Date of Opening	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Total Square Feet	Total Square Feet at Pro- Rata %	Est. Seating Capacity for NBA Basketball Event	Est. Seating Capacity for NHL Hockey Event	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Barclays Center	2012	34%	55%	Brooklyn, NY	The Brooklyn Nets (NBA Team); The NY Islanders (NHL Team, 2015-16 season)	670,000	369,000	18,000	15,800	$146,674

Real Estate Operating Portfolio as of December 31, 2014 - Residential Group - Apartments

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Leasable Units at Pro-Rata % (4)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Apartment Communities
100 (100 Landsdowne)	2005	100%	100%	Cambridge, MA	203	203	$45,000
1111 Stratford	2013-2014	100%	100%	Stratford, CT	128	128	15,164
1251 South Michigan	2006	1%	100%	Chicago, IL	91	91	9,500
2175 Market Street	2014	25%	25%	San Francisco, CA	88	22	4,959
91 Sidney	2002	100%	100%	Cambridge, MA	135	135	28,065
American Cigar Lofts	2000	100%	100%	Richmond, VA	171	171	11,530
Aster Conservatory Green	2013-2014	45%	90%	Denver, CO	352	317	32,400
Bayside Village	1988-1989	50%	50%	San Francisco, CA	862	431	73,603
Botanica Eastbridge	2012	90%	90%	Denver, CO	118	106	11,700
Brookview Place	1979	13%	100%	Dayton, OH	232	232	2,180
Cameron Kinney Lofts	2007	100%	100%	Richmond, VA	259	259	—
Cedar Place	1974	3%	100%	Lansing, MI	220	220	3,859
Consolidated Carolina Lofts	2003	100%	100%	Richmond, VA	158	158	20,981
Cutter’s Ridge	2006	100%	100%	Richmond, VA	12	12	—
Drake Tower	1998	95%	95%	Philadelphia, PA	284	270	25,364
Easthaven at the Village	1994/1995	100%	100%	Beachwood, OH	360	360	25,276
Grand Lowry Lofts	2000	100%	100%	Denver, CO	261	261	—
Hamel Mill Lofts	2008-2010	90%	100%	Haverhill, MA	305	305	38,999
Heritage	2002	100%	100%	San Diego, CA	230	230	28,000
Hummingbird Pointe Apartments	1972-1973	100%	100%	Parma, OH	406	406	5,997
Independence Place I	1973	50%	50%	Parma Heights, OH	202	101	2,040
Independence Place II	2003	100%	100%	Parma Heights, OH	200	200	—
KBL (Kennedy Biscuit Lofts)	1990	3%	100%	Cambridge, MA	142	142	15,600
Knolls	1995	100%	100%	Orange, CA	260	260	32,520
Loft 23	2005	100%	100%	Cambridge, MA	51	51	5,987
Lofts at 1835 Arch	2001	95%	95%	Philadelphia, PA	191	182	36,396
Lucky Strike Lofts	2008	100%	100%	Richmond, VA	131	131	15,278
Mercantile Place on Main	2008	100%	100%	Dallas, TX	366	366	36,329
Metro 417	2005	100%	100%	Los Angeles, CA	277	277	47,997
Midtown Towers	1969	100%	100%	Parma, OH	635	635	12,969
Museum Towers	1997	33%	33%	Philadelphia, PA	286	95	10,226
North Church Towers and Gardens	2009	100%	100%	Parma Heights, OH	399	399	5,090
One Franklin Town	1988	100%	100%	Philadelphia, PA	335	335	37,190
Pavilion	1992	95%	95%	Chicago, IL	1,114	1,058	49,142
Perrytown Place	1973	12%	100%	Pittsburgh, PA	231	231	4,587
Presidio Landmark	2010	100%	100%	San Francisco, CA	161	161	43,563
Queenswood	1990	93%	93%	Corona, NY	296	276	26,821
River Lofts at Ashton Mill	2005	100%	100%	Cumberland, RI	193	193	16,930

Real Estate Operating Portfolio as of December 31, 2014 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Leasable Units at Pro-Rata % (4)		Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Apartment Communities (continued)
Sky55	2006	100%	100%	Chicago, IL	411	411		$68,517
The Aster Town Center	2012	90%	90%	Denver, CO	85	77		7,528
The Continental	2013	90%	100%	Dallas, TX	203	203		37,176
The Met (Metropolitan)	1989	100%	100%	Los Angeles, CA	270	270		38,900
The Uptown	2008	25%	25%	Oakland, CA	665	268	(5)	31,045
The Wilson	2007	100%	100%	Dallas, TX	135	135		12,776
The Yards
Foundry Lofts	2011	80%	100%	Washington, D.C.	170	170		44,790
Twelve12	2014	80%	100%	Washington, D.C.	218	218		75,606
Town Center (Botanica on the Green & Crescent Flats)	2004/2007	90%	90%	Denver, CO	298	268		33,692
Winchester Lofts	2014-2015	65%	100%	New Haven, CT	158	158		35,902
Other					—	—		6,867
Consolidated Apartment Communities Total					12,958	11,588		$1,174,041

Real Estate Operating Portfolio as of December 31, 2014 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Leasable Units at Pro-Rata % (4)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Apartment Communities
3700M	2014	25%	25%	Dallas, TX	381	95	$14,759
8 Spruce Street	2011/2012	26%	26%	Manhattan, NY	899	234	143,055
Arbor Glen	2001-2007	50%	50%	Twinsburg, OH	288	144	6,936
Big Creek	1996-2001	50%	50%	Parma Heights, OH	516	258	11,158
Camelot Towers	1967	50%	50%	Parma Heights, OH	151	76	1,445
Cherry Tree	1996-2000	50%	50%	Strongsville, OH	442	221	8,449
Chestnut Lake	1969	50%	50%	Strongsville, OH	789	395	6,439
Cobblestone Court Apartments	2006-2009	50%	50%	Painesville, OH	400	200	11,208
Copper Tree Apartments	1998	50%	50%	Mayfield Heights, OH	342	171	4,910
Deer Run	1987-1990	46%	46%	Twinsburg, OH	562	259	8,963
DKLB BKLN	2009/2010	51%	51%	Brooklyn, NY	365	186	53,040
Eaton Ridge	2002-2004	50%	50%	Sagamore Hills, OH	260	130	6,188
Fenimore Court	1982	9%	50%	Detroit, MI	144	72	2,068
Grand	1999	43%	43%	North Bethesda, MD	549	235	40,854
Hamptons	1969	50%	50%	Beachwood, OH	651	326	17,907
Hunter’s Hollow	1990	50%	50%	Strongsville, OH	208	104	5,502
Lenox Club	1991	48%	48%	Arlington, VA	386	183	22,800
Lenox Park	1992	48%	48%	Silver Spring, MD	407	193	25,202
Liberty Hills Apartments	1979-1986	50%	50%	Solon, OH	396	198	6,121
Newport Landing	2002-2005	50%	50%	Coventry Township, OH	336	168	8,384
Parkwood Village	2001-2002	50%	50%	Brunswick, OH	204	102	5,061
Pine Ridge Apartments	1967-1974, 2005-2007	50%	50%	Willoughby Hills, OH	1,309	655	28,251
Radian	2014	50%	50%	Boston, MA	240	120	40,147
Settler’s Landing Apartments	2000-2004	50%	50%	Streetsboro, OH	408	204	11,725
Stratford Crossing	2007-2010	50%	50%	Wadsworth, OH	348	174	9,068
Surfside Towers	1970	50%	50%	Eastlake, OH	246	123	2,950
Sutton Landing	2007-2009	50%	50%	Brimfield, OH	216	108	5,995
Tamarac	1990-2001	50%	50%	Willoughby, OH	642	321	17,398
Worth Street	2003	50%	50%	Manhattan, NY	331	166	49,797
Other					—	—	2,377
Unconsolidated Apartment Communities Total					12,416	5,821	$578,157

Real Estate Operating Portfolio as of December 31, 2014 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Leasable Units at Pro-Rata % (4)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Subsidized Senior Housing Apartments
Autumn Ridge Village	2002	100%	100%	Sterling Heights, MI	251	251	$7,462
Bowin Place	1998	95%	95%	Detroit, MI	193	183	5,425
Brookpark Place	1976	100%	100%	Wheeling, WV	152	152	537
Buckeye Towers	1976	15%	15%	New Boston, OH	120	18	341
Burton Place	2000	90%	90%	Burton, MI	200	180	6,505
Cambridge Towers	2002	100%	100%	Detroit, MI	250	250	5,308
Canton Towers	1978	15%	15%	Canton, OH	199	31	—
Carl D. Perkins	2002	100%	100%	Pikeville, KY	150	150	4,783
Casa Panorama	1978	99%	99%	Panorama City, CA	154	152	1,499
Citizen’s Plaza	1981	9%	50%	New Kensington, PA	101	51	1,210
Connellsville Towers	1981	21%	21%	Connellsville, PA	111	24	610
Coraopolis Towers	2002	80%	80%	Coraopolis, PA	200	160	3,517
Donora Towers	2002	100%	100%	Donora, PA	103	103	2,418
Farmington Place	1980	100%	100%	Farmington, MI	153	153	5,500
Fort Lincoln II	1979	45%	45%	Washington, D.C.	176	79	5,211
Fort Lincoln III & IV	1981	25%	25%	Washington, D.C.	306	76	7,137
Frenchtown Place	1975	12%	100%	Monroe, MI	151	151	1,532
Glendora Gardens	1983	2%	46%	Glendora, CA	105	48	3,894
Grove	2003	100%	100%	Ontario, CA	101	101	—
John Sale Manor	1977	7%	7%	Xenia, OH	118	8	107
Lakeland Place	1998	95%	95%	Waterford, MI	200	190	5,011
Lima Towers	1977	15%	15%	Lima, OH	200	31	518
Miramar Towers	1980	13%	100%	Los Angeles, CA	157	157	2,707
Noble Towers	1979	50%	50%	Pittsburgh, PA	133	67	1,665
North Port Village	1981	31%	31%	Port Huron, MI	251	77	1,870
Oceanpointe Towers	1980	13%	100%	Long Branch, NJ	151	151	13,075
Park Place Towers	1975	24%	100%	Mt. Clemens, MI	187	187	2,292
Pine Grove Manor	1973	19%	100%	Muskegon Township, MI	172	172	1,960
Plymouth Square Village	2003	100%	100%	Detroit, MI	280	280	6,050
Potomac Heights Apartments	1981	13%	100%	Keyser, WV	141	141	2,821
Riverside Towers	1977	10%	100%	Coshocton, OH	100	100	1,908
Shippan Place	1980	100%	100%	Stamford, CT	148	148	5,274
St. Mary’s Villa	2002	44%	44%	Newark, NJ	360	159	9,494
The Springs	1981	13%	100%	La Mesa, CA	129	129	3,461
Tower 43	2002	100%	100%	Kent, OH	101	101	2,578
Towne Centre Place	1975	14%	100%	Ypsilanti, MI	170	170	2,227
Village Center	1983	100%	100%	Detroit, MI	254	254	2,611

Real Estate Operating Portfolio as of December 31, 2014 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Leasable Units at Pro-Rata % (4)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Subsidized Senior Housing Apartments (continued)
Village Square	1978	100%	100%	Williamsville, NY	100	100	$3,900
Ziegler Place	1978	100%	100%	Livonia, MI	141	141	1,557
Unconsolidated Subsidized Senior Housing Apartments Total					6,669	5,076	$133,975
Unconsolidated Apartments Total					19,085	10,897	$712,132
Combined Apartments Total					32,043	22,485	$1,886,173
Federally Subsidized Housing (Total of 4 Buildings)					623
Total Apartment Units at December 31, 2014					32,666
Total Apartment Units at December 31, 2013					33,648

Real Estate Portfolio as of December 31, 2014 - Residential Group - Military Housing

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (4)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Military Housing
Air Force Academy	2007-2011	50%	50%	Colorado Springs, CO	427	$28,712
Marine Corp Base - Hawaii	2007-2014	1%	^	Kaneohe, HI	2,316	—
Midwest Millington	2008-2011	1%	^	Memphis, TN	318	—
Navy Midwest	2006-2011	1%	^	Chicago, IL	1,401	—
Navy Region - Hawaii	2005-2011	1%	^	Honolulu, HI	4,472	—
Pacific Northwest Communities	2007-2011	20%	^	Seattle, WA	3,077	—
Pacific Northwest Communities - Phase II (Under Construction)	2015-2018	20%	^	Seattle, WA	367	—
Southern Group:
Arnold Air Force Base	2011-2013	100%	^^	Tullahoma, TN	22	—
Joint Base Charleston	2011-2013	100%	^^	Charleston, SC	345	—
Keesler Air Force Base	2011-2012	100%	^^	Biloxi, MS	1,184	—
Shaw Air Force Base (Under Construction)	2011-2015	100%	^^	Sumter, SC	630	—
Unconsolidated Military Housing Total					14,559	$28,712
Total Military Housing at December 31, 2014					14,559	$28,712
Total Military Housing at December 31, 2013					14,104	$28,952

(1)	Represents our actual equity ownership in the underlying property, rounded to the nearest whole percent.

(2)
Represents the percentage of income or loss allocation expected to be received during the reporting period based on the entity's capital structure. Amounts differ from legal ownership due to various scenarios, including but not limited to our right to preferred returns on our initial or disproportionate equity fundings, various tax credits and tax related structures. (Rounded to the nearest whole percent.)

(3)
Amounts are derived from the respective Pro-Rata balance sheet line item as of December 31, 2014 and 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(4)	Represents 100% of the leasable units in the apartment community. Leasable units at Pro-Rata % represent the total leasable units multiplied by the Pro-Rata ownership percent.

(5)	Represents 25% of 530 market rate units and 100% of 135 affordable units.

^	Our share of residual cash flow ranges from 0-20% during the life cycle of the project.

^^	We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.